Exhibit 10.1

INDENTURE OF LEASE

BY AND BETWEEN

ABBEY LAFAYETTE OPERATING LLC

(“LANDLORD”)

AND

CARBONITE, INC.

(“TENANT”)

LAFAYETTE CITY CENTER

Two Avenue de Lafayette

Boston, Massachusetts

39.	Construction of Terms	80
40.	Estoppel Certificates, Non-recording of Lease	80
41.	Parties Bound	81
42.	Miscellaneous	83
43.	Extension Option	83
44.	Tenant’s Rights of First Offer to Lease Additional Building Space	85

LEASE EXHIBITS

Exhibit A	Description of Land and Building

Exhibit B	Lease Plan

Exhibit B-1	Roofdeck Area Plan

Exhibit C	Premises / Building Specifications

Exhibit C-1	Premises Turnover Work Specifications

Exhibit C-2	Lavatory Work Specifications

Exhibit C-3	Elevator Area Improvements

Exhibit D	Building Security

Exhibit E	Landlord’s Tenant Design & Construction Criteria and Procedures

Exhibit F	6A Contract

Exhibit G	Cleaning Specifications

Exhibit H	Security Deposit Letter of Credit Form

Exhibit I	Mortgage NDA Form

Exhibit I-1	Ground Lease NDA Form

Exhibit J	Estoppel Certificate

Exhibit K	Permitted Encumbrances

Exhibit L	Rooftop Generator Side Agreement

LAFAYETTE CITY CENTER

Two Avenue de Lafayette

Boston, Massachusetts

CARBONITE, INC. LEASE

BASIC LEASE TERMS

The following terms and definitions are hereby incorporated in the Lease, and where used and as the initial letter(s) are capitalized herein, are intended to refer to the specific terms and definitions set forth below and as further set forth in Article I hereof and otherwise defined throughout:

EXECUTION DATE	May 5, 2014.

TENANT	Carbonite, Inc., (the “Tenant”)
a Delaware corporation, duly qualified as a foreign corporation under the laws of the Commonwealth of Massachusetts.

TENANT’ NOTICE ADDRESSES

[PRIOR TO THE	177 Huntington Avenue
COMMENCEMENT DATE]	Boston, MA 02115
	Attn:	Danielle Sheer, General Counsel

[SUBSEQUENT TO THE	Two Avenue de Lafayette
COMMENCEMENT DATE]	Lafayette City Center
Boston, MA 02109
Attn: Danielle Sheer, General Counsel

With copies, in all instances, to:

Foley & Lardner, LLP
111 Huntington Avenue, 25th fl.
Boston, MA 02199
	Attn:	Andrew R. Stern, Esq.

LANDLORD	Abbey Lafayette Operating LLC (the “Landlord”), a Massachusetts limited liability company.

LANDLORD’S NOTICE ADDRESS	c/o The Abbey Group 575 Boylston Street 8th Floor Boston, MA 02116.

LAND	The air and easement rights granting Landlord ownership of the physical building located thereon as set forth in a certain Deed and Agreement dated September 11, 1979 and recorded with the Suffolk Registry of Deeds at Book 9288, Page 90, as further supplemented, amended and described by the instruments recorded with said Registry of Deeds as set forth on Exhibit A attached hereto (the “Land”).

BUILDING	The existing building and structure known as and numbered Lafayette City Center, Two Avenue de Lafayette, Boston, Massachusetts, as it is currently located on the Land (expressly excluding the surface areas and rights constituting parking or access easements below the current existing building and structure) as reflected on the legal description attached hereto as Exhibit A, (the “Building”).

OFFICE AREA	Those portions of the Building that Landlord, in its sole discretion, as exercised by Landlord from time to time, determines are to be used for office purposes and related activities (the “Office Area”) as permitted by City of Boston zoning regulations and authorizations granted by the Boston Redevelopment Authority from time to time.

RETAIL AREA	Those portions of the Building that Landlord, in its sole discretion, as exercised by Landlord from time to time, determines are to be used for retail purposes and related activities (the “Retail Area”) as permitted by City of Boston zoning regulations and authorizations granted by the Boston Redevelopment Authority from time to time.

PREMISES AREA AND PREMISES	Approximately 52,588 rentable square feet of space, on the sixth (6th ) floor of the Building, as reflected on the Floor Plan attached hereto as Exhibit B (the “Premises Area”), which space in its entirety defines and constitutes the “Premises” hereunder; and which shall not be subject to remeasurement during the Term of this Lease.

The Premises and Building have been measured in accordance with a BOMA (ANSI Z65.1-1996) method of measurement.

EXPANSION OPTIONS	Tenant shall have the right to add the “Expansion Space” (consisting of the 6th Floor Expansion Space and the Lower Floor Expansion Space as set forth in Section 44.01 and Section 44.02, respectively) to the Premises, by exercise of its options to do so as set forth in Article 44 hereof.

TERM	Ten (10) years and one (1) month (i.e. one hundred twenty one (121) full consecutive months), (the “Term”), commencing on the Commencement Date as set forth in Section 4.10 hereof and ending on the Termination Date as set forth in Section 4.10 hereof, subject to the Tenant’s right to extend the Term as set forth in Article 43 hereof.

EXTENSION OPTION	Tenant shall have the right to extend the Term of this Lease for one (1) five (5) year period (the “Extension Option”) as further described in Article 43 hereof .

DELIVERY DATE	Landlord shall deliver the Premises to the Tenant as set forth in Section 4.10.

COMMENCEMENT DATE	The Commencement Date shall be determined by the Delivery Date in accord with and as defined in Section 4.10

TERMINATION DATE	The Termination Date shall be determined by the Commencement Date in accord with and defined in Section 4.10.

RENT COMMENCEMENT DATE	The Rent Commencement Date shall be the same as the Commencement Date as set forth in Section 4.10

Tenant shall pay all Annual Base Rent and Additional Rent starting with the Rent Commencement Date, subject however to the Rent Abatement provisions set forth below.

RENT ABATEMENT AND PAYMENTS	Tenant’s obligation to pay Annual Base Rent under this Lease shall be waived/abated as follows:

“Rent Waiver” Starting with the Rent Commencement Date, Annual Base Rent (only) shall be waived in its entirety for the first four (4) full calendar months of Lease Year 1.

“Rent Abatement”

Starting with the fifth (5th) calendar month and ending with the tenth (10th) calendar month of Lease Year 1, Annual Base Rent (only) shall be abated such that only One Hundred Twenty Six Thousand ($126,000) Dollars for each month of said six (6) month period shall be due and payable (for a total of Seven Hundred Fifty Six Thousand ($756,000) Dollars in total attributable to said six (6) month period).

“Full Rent Payment”

Full Payment of Annual Base Rent shall be due and payable for the eleventh (11th) and twelfth (12th) months of Lease Year 1 (i.e. no waiver or abatement of Annual Base Rent for these months, such that One Hundred Fifty Seven Thousand Seven Hundred Sixty Four ($ 157,764) Dollars shall be due and payable each of those two months (for a total of Three Hundred Fifteen Thousand Five Hundred Twenty Eight ($ 315,528) Dollars in total attributable to said two (2) month period).

“Payment Deferral”

If Landlord fails to deliver the Premises in compliance with the provisions of Section 4.10, then Tenant shall be entitled to a deferral in the due date for payment of its first installments of Rent as provided in Section 4.10.

ANNUAL BASE RENT	The following constitutes “Annual Base Rent”:

Lease Years 1* – 3:

One Million Eight Hundred Ninety Three Thousand One Hundred Sixty Eight ($ 1,893,168.00) Dollars for each Lease Year; due and payable in monthly installments of One Hundred Fifty Seven Thousand Seven Hundred Sixty Four ($ 157,764) Dollars each month of each Lease Year.

* For Lease Year 1, see also the preceding provision on Rent Abatement and Payments.

Lease Years 4 – 6:

One Million Nine Hundred Ninety Eight Thousand Three Hundred Forty Four ($ 1,998,344.00) Dollars for each Lease Year; due and payable in monthly installments of One Hundred Sixty Six Thousand Five Hundred Eight 67/100 ($ 166,528.67) Dollars each month of each Lease Year.

Lease Year 7 – 10 (and into Lease Year 11):

Two Million One Hundred Three Thousand Five Hundred Twenty ($ 2,103,520) Dollars for each Lease Year (or applicable part at the end); due and payable in monthly installments of One Hundred Seventy Five Thousand Two Hundred Ninety Three 33/100 ($ 175,293.33) Dollars each month of each Lease Year.

TENANT ALLOWANCE	“Tenant Allowance” is that sum, not to exceed the sum of Three Million One Hundred Ninety Five Thousand Four Hundred Fifty Four ( $ 3,195,454.00) Dollars, that is attributable leasehold improvements and architectural and engineering costs and expenses for Tenant’s Work (including the Premises Turnover Work to be performed by Tenant) as set forth in Section 4.08; and said amount is increased by the Lavatory Work Allowance of Two Hundred Sixty One Thousand Four Hundred Eighty One ($ 261,481.00) Dollars as set forth in Section 4.09. The Tenant Allowance and the Lavatory Work Allowance shall be payable to Tenant as set forth in Section 4.09.

PERMITTED USE	General office use and accessory uses thereto (including, without limitation, data centers, conference rooms, cafeterias, hosting of industry conferences and customer training, etc.) and other uses that are consistent with first class office buildings in the City of Boston (the “Permitted Use”).

TENANT’S PERCENTAGE	9.01% (subject to adjustment as per the definition in the Table of Defined Lease Terms, and 44.01 hereof, as applicable), (“Tenant’s Percentage”).

ADDITIONAL RENT OPERATING EXPENSES	Tenant shall be obligated to pay to Landlord, as Additional Rent during each Lease Year, Tenant’s Percentage of Operating Expenses over Base Operating Expenses as set forth in Sections 7.01 and 7.03 hereof (“Operating Expense Rent”).

ADDITIONAL RENT REAL ESTATE TAXES	Tenant shall be obligated to pay to Landlord, as Additional Rent during each Lease Year, Tenant’s Percentage of Real Estate Taxes over Base Real Estate Taxes as set forth in Sections 7.02A and 7.02B hereof (“Real Estate Tax Rent”).

SECURITY DEPOSIT	Tenant shall deposit with Landlord a “Security Deposit” in the amount of Seven Hundred Eighty Eight Thousand Eight Hundred Twenty ($ 788,820) Dollars, as provided in Section 18.08 hereof.

BROKER	Jones Lang LaSalle, Boston Massachusetts (the “Broker”). Landlord will pay a commission to said Broker as to the initial leasing of the Premises hereunder, pursuant to a separate agreement between them. The foregoing and provisions of Section 35.01 represent the full extent of Landlord’s brokerage fee and commission obligations.

LAFAYETTE CITY CENTER

Two Avenue de Lafayette

Boston, Massachusetts

CARBONITE, INC.

TABLE OF DEFINED LEASE TERMS

The following are defined terms incorporated in this Lease:

“ADA” shall be as defined in Section 4.01.

“Additional Rent” shall be as defined in Section 3.01.

“Adjacent Owner Agreements” shall be as defined in Section 7.01I.

“Adjacent Parking” shall be as defined in Section 14.11.

“Affiliate” shall be as defined in Section 22.01B.

“After Hours” shall be as defined in Section 12.02.

“Allowance Amortization Period” shall be as defined in Section 15.07.

“Allowance Share” shall be as defined in Section 15.07.

“Annual Base Rent” shall be as defined in the Basic Lease Terms.

“Asbestos Conditions” shall be as defined in Section 4.01.

“Asbestos Report” shall be as defined in Section 4.01.

“Award Balance” shall be as defined in Section 16.02B.

“Base Operating Expenses” shall be as defined in Section 7.01H.

“Base 6A Taxes” shall be as defined in Section 7.02A.

“Base Year” shall be as defined in Section 7.01H.

“Book Value of Tenant’s Improvements” shall be as defined in Section 16.02B.

“Broker” shall be as defined in Basic Lease Terms.

“Building” shall be as defined in Basic Lease Terms.

“Building Equipment” shall mean all machinery, apparatus, equipment, personal property, fixtures and systems, of every kind and nature whatsoever now or hereafter attached to or used in connection with the operation or maintenance of the Building, including all electrical, heating, mechanical, sanitary, sprinkler, utility, power, plumbing, cleaning, fire prevention, refrigeration, ventilating, air cooling, air conditioning, elevator and escalator systems, apparatus and equipment, and any and all renewals and replacements of any thereof; but excluding, however, (i) Tenant’s Property, (ii) property of any other tenant, (iii) property of contractors servicing the Building and (iv) improvements for water, gas, steam and electricity and other similar equipment owned by any public utility company or any governmental agency or body.

“Building Hours” shall be from 8:00 AM to 6:00 PM Monday through Friday and 8:00 AM through 1:00 PM Saturday (except for New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day).

“Business Days” shall be Monday through Friday (except for New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day).

“Commencement Date” shall be as defined in Section 4.10B.

“Control” shall be as defined in Section 22.01B.

“Critical Services” shall be as defined in Section 14.07.

“Delivery Date” shall be as defined in Section 4.10A.

“Escalation Year” shall be as defined in Section 7.01H.

“Existing Mortgage” shall be as defined in Section 23.03.

“Expansion Lease Prerequisites” shall be as defined in Section 44.01.

“Expansion Space” shall be ad defined in the Basic Lease Terms.

“Estimated Restoration Date” shall be as defined in Section 15.02A.

“Exclusive Roofdeck” shall be as defined in Section 4.07.

“Extension Notice” shall be as defined in Section 43.01.

“Extension Option” shall be as defined in the Basic Lease Terms.

“Extension Period shall be as defined in Section 43.01.

“Extension Rent” shall be as defined in Section 43.03.

“Extension Rent Floor” shall be as defined in Section 43.03.

“FCC” shall be as defined in Section 5.04D.

“Fee Mortgage” shall mean, collectively, any mortgage which does not constitute a Superior Mortgage and which encumbers the Land and all renewals, modifications, replacements, substitutions, supplements, extensions, spreaders, and consolidations thereof.

“Fee Mortgagee” shall mean, collectively, all holders at the time of the Fee Mortgage.

“Fixtures” shall be as defined in Section 10.07.

“Force Majeure” shall mean any and all causes beyond the reasonable control of either party which delays the performance of any of its non-monetary obligations hereunder, including delays caused by the other party, other tenants, governmental restriction, regulation or control, labor dispute, strike, accident, mechanical breakdown, shortages or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, enemy action, civil commotion, acts of terrorism, fire or other casualty, provided that the party seeking relief from such obligation on account of Force Majeure shall exercise reasonable diligence to eliminate the cause thereof; in no event, however, shall the failure of any governmental authority to issue any permits or approvals for Landlord’s Work, any financial difficulties or lack of funds or delays resulting from any conduct which is determined in a formal proceeding to be an unfair labor practice or violation of labor law, constitute Force Majeure hereunder.

“Full Rent Payment” shall be as defined in the Basic Lease Terms.

“GAAP” shall mean generally accepted accounting principles.

“Ground Lease NDA” shall be as defined in Section 23.03.

“Hazardous Material” shall be as defined in Section 28.02.

“HVAC” shall be as defined in Section 12.01.

“Improvements” shall mean improvements, alterations, additions, substitutions, betterments and decorations.

“Insurance Requirements” shall mean all customary requirements of any insurance policy covering or applicable to all or any part of the Real Property or the Premises or the use thereof, all requirements of the issuer of any such policy and all orders, rules, regulations, recommendations and other requirements of the Massachusetts Board of Fire Underwriters or any other body exercising the same or similar functions and having jurisdiction or cognizance of all or any part of the Real Property or the Premises.

“Interest Rate” shall mean that rate which is four (4%) percent above the Prime Rate from time to time, but not in excess of the maximum applicable legal rate, if any.

“Interim Period” shall be as defined in Section 4.10D.

“Land” shall be as defined in the Basic Lease Terms.

“Landlord” shall be as defined in the Basic Lease Terms as further described in Section 41.02.

“Landlord’s Delivery Notice” shall be as defined in Section 4.10A.

“Landlord’s Lender” means such lenders to the Landlord and or its affiliates who hold a mortgage interest in Real Property (or any portion thereof), from time to time during the Term of this Lease as it may be extended; New York State Teachers Retirement System being the current holder of such a mortgage of record at the Suffolk Registry of Deeds at Book 28587, Page 221; Landlord reserving all rights to name additional entities or substitute entities as its Landlord’s Lender from time to time in Landlord’s sole discretion.

“Landlord’s Restoration Work” shall be as defined in Section 15.01.

“Landlord’s ROFO Notice” shall be as defined in Section 44.02.

“Landlord’s Statement” shall be as defined in Section 7.01A.

“Landlord’s Total Project Costs shall be as defined in Section 16.02B.

“Lavatory Work” shall be as defined in Section 4.02.

“Lavatory Work Allowance” shall be as defined in Section 4.09.

“Lease” shall be as defined in the Preamble.

“Lease Year” shall be as defined in Section 4.10.

“Legal Requirements” shall mean laws, statutes and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, and city departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Real Property or the Premises or any part thereof or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this Lease or which is a Permitted Encumbrance.

“Lower Floor Expansion Space” shall be as defined in Section 44.02.

“Lower Floor ROFO” shall be as defined in Section 44.02.

“Lower Floor ROFO Prerequisites” shall be as defined in Section 44.02.

“Maintenance and Easement Agreement” as defined in the definition of Permitted Encumbrances.

“Management Fee” shall be as defined in Section 7.01 I (5).

“Market Rent” shall be as defined in Section 43.03.

“MSDS” shall be as defined in Section 28.02.

“Mortgage NDA” shall be as defined in Section 23.03.

“Notices” shall be as defined in Section 38.01A.

“121A Status” and “121A Owner” shall be as defined in Section 7.01B.

“Offered ROFO Space” shall be as defined in Section 44.02.

“Office Area” shall be as defined in the Basic Lease Terms.

“Office Area 6A Payment” shall be as defined in Section 7.01D.

“Office Area Taxes” shall be as defined in Section 7.01F.

“Operating Expenses” shall be as defined in Section 7.01I.

“Operating Expense Rent” shall be as defined in the Basic Lease Terms.

“Owner” shall be as defined in Section 23.03.

“Payment Deferral” shall be as defined in the Basic Lease Terms.

“Permitted Encumbrances” shall mean all matters referenced in Exhibit K attached hereto, together with all Superior Leases, Superior Mortgages and, such modifications and amendments to the foregoing and other matters as may encumber or affect the title to the Real Property, from time to time, which do not materially interfere with the Tenant’s use and enjoyment of the Premises and Tenant’s appurtenant rights for the Permitted Use. Landlord shall comply with the requirements of all Permitted Encumbrances.

“Permitted Use” shall be as defined in the Basic Lease Terms.

“Premises” shall be as defined in the Basic Lease Terms as further described in Section 1.02.

“Premises Area” shall be as defined in the Basic Lease Terms.

“Premises Award Balance” shall be as defined in Section 16.02B.

“Premises HazMats” shall be as defined in Section 4.01.

“Premises Percentage” shall be as defined in Section 16.02B.

“Premises Turnover Work” shall be as defined in Section 4.08E.

“Prime Rate” shall mean the fluctuating rate per annum as reported in the Wall Street Journal (or its nationally recognized successor publication) as the leading prime lending rate from time to time.

“Real Estate Tax Rent” shall be as defined in the Basic Lease Terms.

“Real Property” shall mean the Building and the Land and all easements, air rights, development rights and other appurtenances thereto. The parties acknowledge that the Real Property does not include the garage facility adjacent to the Building.

“Re-enter, Re-Entry and Re-Entered” shall be as defined in Section 18.02.

“Rent” shall be as defined in Section 3.01 and further described in the Basic Lease Terms.

“Rent Abatement” shall be as defined in the Basic Lease Terms.

“Rent Commencement Date” shall be as defined in Section 4.10.

“Rent Waiver” shall be as defined in the Basic Lease Terms.

“Retail Area” shall be as defined in the Basic Lease Terms.

“Requisition Period” shall be as defined in Section 4.09.

“Requisitioned Work” shall be as defined in Section 4.09.

“ROFO Market Rent” shall be as defined in Section 44.04.

“Rooftop Facilities” shall be as defined in Section 5.04A.

“Rules and Regulations” shall be as defined in Section 30.01.

“6th Floor Expansion Space shall be as defined in Section 44.01.

“6th Floor ROFO” shall be as defined in Section 44.01.

“6th Floor ROFO Prerequisites” shall be as defined in Section 44.01.

“6A Contract” and “6A Payments” shall be as defined in Section 7.01C.

“Security Deposit” shall be as defined in the Basic Lease Terms.

“Security Deposit Amount” shall be as defined in Section 18.08.

“Standard Taxes” shall be as defined in Section 7.02A.

“Standard Tax Period” shall be as defined in Section 7.02A.

“Successor Landlord” shall be as defined in Section 23.02.

“Superior Lease” shall be as defined in Section 23.01.

“Superior Lessor” shall mean, collectively, all lessors from time to time under any Superior Lease.

“Superior Mortgage” shall be as defined in Section 23.01.

“Superior Mortgagee” shall mean, collectively, all holders of any Superior Mortgage.

“Taking” shall be as defined in Section 16.01A.

“Taxes” shall be as defined in Section 7.01E.

“Tax Year” shall be as defined in Section 7.01G.

“Tenant” shall be as defined in the Basic Lease Terms and further described in Section 41.02.

“Tenant Allowance” shall be as defined in the Basic Lease Terms.

“Tenant Allowance Payment” shall be as defined in Section 4.09.

“Tenant’s Approved Plans” shall be as defined in Section 4.08E.

“Tenant Budget” shall be as defined in Section 4.08E.

“Tenant Delay”. Any delay in the payment or performance of any obligations of Tenant. There shall be no Tenant Delay to the extent of any concurrent delay not caused by Tenant; and in all instances where Landlord claims a Tenant Delay, Landlord must give Tenant written notice of such delay within three (3) days of its alleged occurrence.

“Tenant Extension Notice” shall be as defined in Section 43.01.

“Tenant Improvements” shall mean Improvements made by or on behalf of Tenant or any person claiming through or under Tenant, including, without limitation, Tenant’s Work but excluding Landlord’s Work.

“Tenant’s Plans” shall be as defined in Section 8.08E.

“TI Requisition Period” shall be as defined in Section 4.09.

“Tenant’s Percentage”, as of the execution of this Lease, shall be as set forth in the Basic Lease Terms, and it is based on 619,400 total rentable square feet in the Building, consisting of 583,590 rentable square feet of Office Area and 35,810 rentable square feet of Retail Area; Landlord reserving the right at all times to increase or decrease the total rentable area of the Building or each of these respective components thereof, in Landlord’s reasonable discretion; in which case the Tenant’s Percentage shall be accordingly adjusted and shall become “Tenant’s Percentage” going forward. Tenant’s Percentage shall also be adjusted by the addition of any space pursuant to the Expansion Options set forth in Article 44 hereof.

“Tenant’s Operating Payment” shall be as defined in Section 7.03A.

“Tenant’s Plans” and “Tenant’s Approved Plans” shall be as defined in Section 4.08E.

“Tenant’s Projected Share of Taxes” shall be as defined in Section 7.02D.

“Tenant’s Property” shall mean all fixtures, Tenant Improvements and other property (i) installed at the sole expense of Tenant, (including with respect to which Tenant may have been granted a credit or allowance by Landlord, (ii) which are removable without material damage to the Premises, or are otherwise permitted to be removed by Tenant in accordance with and subject to Article 10 hereof, and (iii) which are not replacements of any property of Landlord, whether any such replacement is made at Tenant’s expense or otherwise.

“Tenant’s Restoration Work” shall be as defined in Section 15.01.

“Tenant’s ROFO Election Notice” shall be as defined in Section 44.02.

“Tenant’s Tax Payment” shall be as defined in Section 7.02C.

“Tenant’s Work” shall be as defined in Section 4.08B.

“Term” shall be as defined in the Basic Lease Terms.

“Termination Date” shall be as defined in Section 4.10C.

“Threshold Period” shall be as defined in Section 14.07.

“Transferee” shall be as defined in Section 41.02.

“Untenantable” shall mean the extent to which Tenant’s ability to use the Premises, or any portion thereof, in the normal course of business is materially adversely impaired, but only to the extent of the actual impairment thereof.

“Variable Expenses” shall be as defined in Section 7.01H.

“Violation” shall be as defined in Section 4.01.

LAFAYETTE CITY CENTER

Two Avenue de Lafayette

Boston, Massachusetts

CARBONITE, INC.

THIS LEASE AGREEMENT (the “Lease”) is made between the Landlord and Tenant as of the Execution Date for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. Landlord and Tenant hereby covenant and agree, incorporating the Basic Lease Terms set forth above, as follows:

ARTICLE 1

LEASE OF PREMISES; CERTAIN ADDITIONAL DEFINED TERMS

Section 1.01 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Premises in the Building located on the Land for the Term for the Rent, and upon the terms and conditions of this Lease.

Section 1.02 The Premises consists of the area described in the Basic Terms of this Lease and shown on Exhibit B attached hereto, together with (a) all fixtures and Improvements now or hereafter attached thereto or installed therein as contemplated herein, and (b) the right to use, in common with others entitled thereto and subject to any rules and regulations relating thereto as Landlord may establish from time to time, the Building Equipment and the common lobbies, hallways and stairways serving the Office Area, the walkways, driveways, ramps, elevators necessary for access to the Building and the loading dock serving the Building, subject to the terms of this Lease. Tenant acknowledges that the main office lobby may be used in common by other tenants in the Building and others for access to the hotel, parking garage, retail stores, department store and other facilities adjacent to the Building to the extent provided in the Permitted Encumbrances. Landlord shall not agree to or otherwise permit any easements, restrictions, encumbrances or the like as would materially interfere with Tenant’s use and occupation of the Premises, except for the Permitted Encumbrances.

ARTICLE 2

TERM

Section 2.01 The Premises are leased for the Term, as it may be extended pursuant to Article 43 hereof, or sooner terminated pursuant to any of the terms of this Lease or pursuant to law.

ARTICLE 3

RENT

Section 3.01 Tenant shall be obligated to pay to Landlord the following sums as Rent (as defined below) from and after the Rent Commencement Date:

Tenant shall pay to Landlord at the office of Landlord or at such other place as Landlord may designate, without notice or demand, in lawful money of the United States of America, by check drawn on a bank or trust company with offices in the Commonwealth of Massachusetts, or, at Tenant’s option, alternatively by wire transfer or direct deposit to an account specified by Landlord from time to time, the following:

(i) Annual Base Rent, payable in equal monthly installments in the amount of the sums due, in advance, on the first (1st) day of each and every calendar month during the Term (subject only to the Rent Waiver, Rent Abatement and the Late Delivery Additional Rent Abatement provisions of the Basic Lease Terms), and subject to any additional payments due in the Extension Period as contemplated in Article 43 hereof; and,

(ii) Additional Rent (Operating Expense Rent); and,

(iii) Additional Rent (Real Estate Tax Rent); and,

(iv) additional rent, consisting of all other sums which become payable by Tenant hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Annual Base Rent, Additional Rent (Operating Expenses) and Additional Rent (Real Estate Taxes)

The term “Additional Rent” shall include (i), (ii), (iv) and (v) above.

If Tenant fails to pay when due any installment of Annual Base Rent, Additional Rent, or other Additional Rent, (all, together with any other sums due, referred to herein as “Rent”), Tenant shall pay interest thereon at the Interest Rate, from the due date until paid and such interest shall be deemed Additional Rent. In addition, if Tenant fails to pay when due any installment of Annual Base Rent, Additional Rent, or other Rent and such failure continues for five (5) days after notice thereof from Landlord then Tenant shall pay Landlord a late payment fee in an amount equal to four percent (4%) of the overdue payment, in addition to any and all other remedies which Landlord may have on account thereof.

Section 3.02 Tenant covenants to pay the Annual Base Rent, Additional Rent, or other Rent when due, and payment of all such Rent shall be independent from any and all Landlord obligations and covenants hereunder.

There shall be no abatement of, deduction from, or counter-claim or setoff against Rent (other than as set forth in the Rent Waiver, Rent Abatement and Late Delivery Abatement Rent provisions of the Basic Lease Terms and except as otherwise provided in this Lease); Tenant reserving its rights to make direct claims against the Landlord for any damages to which Tenant may be entitled on account of Landlord’s breach hereunder subject to the procedures set forth herein.

ARTICLE 4

THE PREMISES, DELIVERY, TENANT’S WORK, AND TENANT ALLOWANCES

Section 4.01 Landlord represents that to the best of Landlord’s knowledge the Premises and Building, as of the execution of this Lease, are in compliance with all federal, state and municipal building laws, codes and regulations, including applicable provisions of the Americans with Disability Act of 1992 as amended (the “ADA”). Landlord represents that to the best of Landlord’s knowledge the Premises and Building, as of the execution of this Lease, are in compliance with all federal, state and municipal environmental laws, codes and regulations concerning environmentally hazardous materials.

To the extent it is determined that the Premises and Building were not in compliance with the aforesaid laws, codes and regulations as of the execution of this Lease, Landlord shall be responsible to undertake and complete, at its sole cost and expense (and not as part of Operating Expenses), such modifications or additions or remediation necessary to address and meet all standards for compliance. Notwithstanding the foregoing, Landlord shall not be liable for any ADA or other non-compliance that results from Tenant’s Work (including the Lavatory Work) or any subsequent Tenant alterations to the Premises. Landlord acknowledges that there are asbestos materials in the Building shafts and certain interstitial spaces (the “Asbestos Conditions”), as outlined in the “Asbestos Operations and Maintenance Program” dated March 20, 1998, prepared by Dames & Moore, Inc., (the “Asbestos Report”) a copy of which was provided to Tenant prior to the execution of this Lease. Landlord represents: (a) that it has engaged in air monitoring surveillance as recommended by the Asbestos Report, and has provided Tenant with the most recent monitoring report dated (February 19, 2014); (b) that it will continue to monitor the Building as recommended by the Asbestos Report, and will promptly provide Tenant with any additional material information as it becomes available.

Tenant shall observe the recommendations set forth in the Asbestos Report, and shall duly inform its contractors of the same. In the event that prior to or during the performance of the Tenant’s Work there shall be discovered any asbestos, ACM’s or other Hazardous Material within the Premises or any areas of the Building in which Tenant will perform the Tenant’s Work, (“Premises HazMats”), then: (i) Tenant shall promptly and fully inform the Landlord as to its discoveries; (ii) Tenant shall suspend any and all Tenant’s Work in the affected area; (iii) Landlord shall, at its sole cost and expense, promptly investigate and remove as necessary the Premises HazMats as may be necessary to avoid impeding the Tenant’s Work.

If, the Tenant is unable to obtain a building permit for the Tenant’s Work or any Tenant Improvements, or certificate of use and occupancy, or to open or operate in the Premises, as a result of the presence of Premises Hazmats, or as a result of a portion of the Building being non-compliant with Legal Requirements (unless any of the foregoing is caused by Tenant, its employees, agents or contractors, or arises from obligations of the Tenant for performance of any of Tenant’s Work including the Lavatory Work), herein a “Violation”, then the Rent Commencement Date and/or the Rent, as applicable, shall be extended or tolled, as applicable, day for day for each such day of delay, for any period during which Tenant is prevented from performing the Tenant’s Work or other Tenant Improvements, obtaining a required permit or approval, or operating within the Premises due to any Violation or any Premises Hazmats. Further, if Tenant is unable to open or operate in the Premises for a period of longer than three (3) months due to a Violation or any Premises Hazmats, Tenant shall have the right to terminate this Lease.

Section 4.02 The Premises shall be delivered by Landlord on the Delivery Date (as defined in Section 4.10), and Tenant agrees to accept the Premises on the Delivery Date, in an “AS/IS” and “shell condition” as of the Execution Date, and without any Landlord obligation to perform any additional work or make any additional installations in the Premises or the Building, except as otherwise set forth in this Article 4. Landlord and Tenant agree that Tenant shall be responsible for the performance of all demolition, construction and installation work set forth on Exhibit C-2 hereof (the “Lavatory Work”), at Tenant’s sole cost and expense (but subject to reimbursement by Landlord in the form of the Lavatory Work Allowance as contemplated in Section 4.09 hereof; said Lavatory Work to be performed by Tenant after the Delivery Date.

The Premises shall be delivered on the Delivery Date vacant, broom-clean and free of debris, in accordance with the following conditions (to be provided and performed at Landlord’s sole cost and expense in accordance with all Legal Requirements):

(a) conforming to the Premises / Building Specifications set forth on Exhibit C attached hereto;

(b) with new (or repaired, in Landlord’s discretion) building standard window blinds; and

(c) with all Building systems serving the Premises fully serviced and in good working order, and with such systems, the Premises, and the Building to be in compliance with all Legal Requirements, subject to the performance of Tenant’s Work (which Tenant’s Work includes the Lavatory Work) to tie-in to said systems.

Subsequent to the Delivery Date, it shall be Tenant’s responsibility to complete its Tenant’s Work (including the Lavatory Work) in a timely fashion and to procure a Certificate of Occupancy for the Premises.

Landlord agrees that subsequent to the Delivery Date Landlord shall install and make certain improvements to the shared sixth (6th) floor elevator lobby area outside of the

Premises, at Landlord’s sole cost and expense, as set forth on Exhibit C-3 hereto (the “Elevator Area Improvements”). The Elevator Area Improvements shall be commenced at a time mutually agreeable to Landlord and Tenant (if performed prior to Tenant’s receipt of its Certificate of Occupancy, or thereafter in Landlord’s discretion), and completed by Landlord in the normal course in a timely fashion thereafter (subject to delays caused only by any occurrence of a Force Majeure event, or Tenant’s own completion of its Tenant’s Work).

Section 4.03 As appurtenant to its rights to use the Premises, Tenant shall have the right to use up to six (6), but no fewer than four (4), of the common shared elevators, shown on the elevator lobby in Exhibit B, during Building Hours such that there is an adequate service in each elevator bank subject to call. Additionally, as appurtenant to its rights to use the Premises, Tenant shall have the right to use up to two (2) service/freight elevators during Business Hours and during overtime hours, without any additional charge to Tenant other than stated below, including use during the performance of Tenant’s Work and its move-in periods. To the extent Tenant uses the freight elevators at any times other than between 7:00 AM – 5:00 PM, Monday through Friday), or if Tenant’s use of the freight elevators is more intense than is customary given the shared use of such freight elevators with other tenants in the Building, then Tenant shall be responsible for any reasonable overtime staffing costs of Landlord (that shall not exceed market rates for overtime staffing), if such overtime staffing is required in Landlord’s sole discretion. Landlord shall not charge Tenant for normal use of the service/freight elevators (or loading docks) during the period of Tenant’s Work, or move-in period during the times and on the days designated above, however, given the intensity and nature of Tenant’s use during this time, Landlord may require a supervisor, in Landlord’s sole discretion, in which case Tenant shall be responsible for the reasonable costs of said supervisor.

Landlord, at Landlord’s expense, shall furnish the foregoing freight elevator service during Building Hours on Business Days and on Saturday and Sunday during Tenant’s move-in and shall have an elevator subject to call at all other times. Landlord shall not be required to furnish any operator service for automatic elevators. Landlord shall have the right to change the operation or manner of operating any of the elevators in the Building and shall have the right to discontinue, temporarily or permanently, the use of any one or more cars in any of the banks provided reasonable elevator service consistent with a first-class office building is provided to the Premises.

Section 4.04 Additionally, as appurtenant to its rights to use the Premises, Tenant shall have the right, at no additional cost, to use the existing Building loading docks and bays for their intended purposes; subject however to reasonable written rules and regulations reasonably determined by Landlord governing such use, from time to time in its sole discretion.

Section 4.05 As of the execution of this Lease, RCN and Verizon are the current telecommunications providers in the Building; however Landlord makes no representations as to the ongoing or future presence of said providers. As of the Delivery Date Tenant shall be entitled to unobstructed, hazardous-free, secure designated paths from the Telecom “points of entry room” in the Building to the Premises, and from the

Premises to the roof of the Building (in areas reasonably designated by Landlord thereon from time to time, i.e. the Rooftop Facilities as defined in Section 5.04 hereof) for Tenant’s telecommunications requirements, including installation of satellite dishes, antennas, fiber optic cabling, television cable, T1, T3 or other speed data transmission facilities and accessory equipment and infrastructure installations supporting the same for Tenant’s operations in its Premises, (but without any additional charge to Tenant in the form of Rent for such location); Tenant however to be solely responsible for any and all costs and expenses incurred in the design, installation, service, maintenance, repair and operation of any such additional installations; Tenant having an affirmative obligation to service, maintain and repair the same at commercially reasonable intervals at its own cost and expense. Tenant shall provide Landlord with its final plans, for Landlord’s prior approval, before engaging in any such installations, following the procedures set forth in Section 4.08 and Article 10 hereof.

Section 4.06 Tenant shall have the right to add and install supplemental HVAC / cooling units and compatible components accessory thereto to the Base Building condenser water system, in appropriate locations in the Building for Tenant’s exclusive use (but without any additional charge to Tenant in the form of Rent for such locations), at Tenant’s sole cost and expense; subject however to Landlord’s prior written approval as to locations, materials and specifications (which approval shall not be unreasonably delayed, conditioned or withheld), upon submittal of Tenant’s plans and specifications therefor prepared at Tenant’s cost and expense. Tenant shall provide Landlord with its final plans, for Landlord’s prior approval, before engaging in any such installations, observing the procedures set forth in Section 4.08 and Article 10 hereof. Tenant shall provide and install a separate electric submeter for such supplemental HVAC/cooling unit and shall pay all costs of electricity used by said supplemental HVAC/cooling unit and Tenant shall be responsible for all servicing, repairs and a maintenance for said supplemental HVAC/cooling unit at its cost and expense. Tenant shall also have the right to use of the existing rooftop 1250 KVA generator, on a shared basis with other Tenants in the Building, subject to such terms and conditions for such use as are required by Landlord from time to time and memorialized in a side agreement between Landlord and Tenant, a copy of which is attached hereto as Exhibit L.

Section 4.07 Tenant shall have the right to add and install a roofdeck on the existing rooftop of the Building, dimensioned no larger than approximately one thousand five hundred (1,500) square feet, in the location shown on Exhibit B-1 hereto (the “Exclusive Roofdeck”). The Exclusive Roofdeck shall be treated as part of Tenant’s Rooftop Facilities as defined in Section 5.04 hereof. Tenant’s Exclusive Roofdeck shall be for Tenant’s exclusive use and shall not accessible for use by other tenants. There shall be no additional charge to Tenant in the form of Rent for the Exclusive Roofdeck, nor is it defined as part of the Premises, per se. Tenant’s Exclusive Roofdeck shall be installed by Tenant at Tenant’s sole cost and expense; subject however to Landlord’s prior written approval as to specific location, materials and specifications (which approval shall not be unreasonably delayed, conditioned or withheld), upon submittal of Tenant’s plans and specifications therefor prepared at Tenant’s cost and expense. Tenant shall be responsible for all engineering analysis, recommendations and costs to ensure proper and secure placement of the roofdeck on the Building roof, without damage or impairment to the said roof or structure, and Tenant shall provide Landlord with its final plans, for Landlord’s prior approval, before engaging in any such installation, observing the procedures and standards set forth in Section 4.08, 5.04 and Article 10 hereof. Tenant shall responsible to procure all building and accessory permits for the Exclusive Roofdeck. Tenant shall be responsible for all repairs and maintenance for its roofdeck, at its sole cost and expense.

Section 4.08 Tenant shall have the right to make additions, improvements and alterations to the Premises, (but not any areas of the Building servicing the Premises as are external to the Premises proper, without Landlord’s express written consent in each instance). Any and all such installations by Tenant must comply in all respects with all federal, state and municipal codes and regulations (e.g. zoning, building, life safety, noise etc.), and shall not cause the Building to be in non-compliance with the same in any respects.

A. Tenant shall have the right to enter the Premises upon execution of this Lease and prior to the Delivery Date, accompanied at all times by Landlord’s representatives, for the purpose of measuring, viewing, designing, space planning and evaluating the Premises, at such times an upon such reasonable conditions as may be imposed by Landlord.

B. As of the Delivery Date, Tenant may perform any and all construction in the Premises (but not any areas of the Building servicing the Premises as are external to the Premises proper, without Landlord’s express written consent in each instance) as Tenant determines is necessary and desirable for its occupancy including but not limited to the Lavatory Work (the “Tenant’s Work”). All such Tenant’s Work shall be done in accord and Tenant shall comply with the Landlord’s “Design & Construction Criteria and Procedures” as set forth on Exhibit E hereto, and with the provisions of Article 10 hereof. Tenant’s Work shall be performed by one or more responsible contractors, and Tenant shall have the right to select its own architects, space designer, engineers and other professionals, all subject to Landlord’s prior written approval, which approval, in each instance, shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves of the following as the general contractor, architects and engineers, respectively, for Tenant’s Work Columbia Construction Company, IA Architects and WB Engineers. Tenant’s Work shall be performed without interference with other contractors as may be present in and working in the Building, and without any interference with the operations of other tenants in the Building. All contractors employed by Tenant shall carry worker’s compensation insurance in accordance with statutory requirements; comprehensive public liability insurance covering such contractors working in or about the Premises and Building in amounts at least equal to the limits set forth in Section 8.02; and builder’s risk insurance covering Landlord (and Landlord’s Lender) and Tenant as their interests may appear, against loss or damage by fire, vandalism, malicious mischief and such risks as are customarily covered by a so-called “extended coverage endorsement” to the full insurable value of Tenant’s Work. Tenant shall submit certificates evidencing such coverage to Landlord prior to the commencement of such work. In addition, Tenant agrees to cause its architects, engineers and contractors to coordinate and cooperate with the Landlord to ensure efficient and non-problematic construction scheduling and construction.

C. In the conduct of Tenant’s Work, or any other work performed by or on behalf of Tenant in the Premises, Tenant shall require every contractor engaged by or on behalf of Tenant, and all subcontractors of every tier, to comply with any and all conditions or requirements imposed by the Boston Building Department attendant to the building permit(s) procured by Tenant for Tenant’s Work (or subsequent other Improvements).

D. Landlord hereby agrees to reimburse Tenant on the Execution Date the sum of Five Thousand Two Hundred Fifty-Eight and 80/100 ($ 5,258.80) Dollars in connection with the Tenant’s preparation of its fit-up plan that has been previously submitted to and approved by Landlord upon presentation of Tenant’s invoices (with third party supporting documentation).

E. Tenant shall submit to Landlord, in advance, all architectural, electrical, plumbing, mechanical and construction drawings, plans and specifications, necessary to perform Tenant’s Work (the “Tenant’s Plans”), along with Tenant’s approved construction budget (which shall be inclusive of reasonable third party design, architectural, construction, FF&E, wiring and cabling, and moving/relocation costs), (the “Tenant Budget”); which Tenant’s Budget shall include certain demolition, construction, installation and improvement work as originally bid out pursuant to Landlord’s specifications (as bid by Consigli Construction, copies of which specifications and bid are attached hereto as Exhibit C-1), in the amount of Three Hundred Three Thousand One Hundred Fourteen ($ 303,114.00) Dollars (the “Premises Turnover Work”). The Tenant’s Budget shall also include the demolition, construction and installation and improvement work as originally bid out pursuant to Landlord’s specifications, (copies of which specifications and bid are attached hereto as Exhibit C-2), in the amount of Two Hundred Sixty One Thousand Four Hundred Eighty One ($ 261,481.00) Dollars (i.e. the Lavatory Work as defined in Section 4.02). Landlord has approved the Premises Turnover Work Specifications attached hereto as Exhibit C-1 and the Lavatory Work Specifications attached hereto as Exhibit C-2 and the same shall be incorporated in Tenant’s Plans. Tenant shall bear full responsibility for the contracting, performance and payment of all Premises Turnover Work, and all Lavatory Work. The preparation of Tenant’s Plans shall be Tenant’s responsibility, at its sole cost and expense, and shall comply with Landlord’s reasonable submission requirements for Landlord’s review. Provided Tenant’s submittals are reasonably complete and in sufficient detail for Landlord to render an informed decision, Landlord shall approve or disapprove Tenant’s Plans, in writing, within ten (10) Business Days of receipt thereof; provided however that if Landlord has not already issued its decision (or requested additional information, detail or clarification necessary for Landlord to issue its decision) on the submitted Tenant’s Plans within ten (10) Business Days of receipt thereof, and if Tenant thereafter delivers and Landlord receives a notice that the deadline for approval has past, then the Tenant’s Plans shall be deemed approved if Landlord does not issue its decision (or request additional information, detail or clarification necessary for Landlord to issue its decision) within five (5) Business Day of the receipt of said Tenant’s notice. If any of such plans are disapproved by Landlord, Landlord shall provide Tenant with specific reasons for such disapproval (which may include a request for more information), and the foregoing submission process shall be repeated until all Tenant’s Plans have been approved (or deemed approved) by Landlord. Landlord’s approval, in each instance, shall not be unreasonably withheld, conditioned or delayed. Tenant’s Plans approved by Landlord hereunder are referred to herein as “Tenant’s Approved Plans”. There shall be no cost or expense charged to Tenant for Landlord’s own review of Tenant’s Plans or Tenant’s Work (except for reasonable third party costs or expenses deemed reasonably necessary and incurred by Landlord in the course of any such review), or for any Landlord inspections of Tenant’s Work.

Section 4.09 Tenant shall be entitled to a contribution toward the total cost of Tenant’s Work, in an amount not in excess of the Tenant Allowance, in accord with and subject to the procedures and requirements of this Section 4.09 relative thereto. The Tenant Allowance amount of Three Million One Hundred Ninety Five Thousand Four Hundred Fifty Four ($ 3,195,454.00) Dollars consists of Two Million Eight Hundred Ninety Two Thousand Three Hundred Forty ($ 2,892,349.00) Dollars, generally; and the Consigli bid (Exhibit C-1) for the Premises Turnover Work. Additionally, the Tenant Allowance is increased by the amount of Two Hundred Sixty One Thousand Four Hundred Eighty One ($261,481.00) Dollars based on the Lavatory Work Specifications set forth on Exhibit C-2 hereof (the “Lavatory Work Allowance”), and shall be paid according to the procedures set forth below.

When Tenant has incurred actual third party costs for the Tenant’s Work (inclusive of reasonable third party design, architectural, engineering and construction costs), Tenant shall submit to Landlord from time to time (but not more frequently than monthly, and not later than eighteen (18) months after the Delivery Date, referred to herein as the “TI Requisition Period”) copies of all third party requisitions for payment received by Tenant for which Tenant seeks reimbursement (in each instance, the “Requisitioned Work”), together with a partial lien waiver executed by Tenant’s general contractor (as applicable). Landlord, within thirty (30) days following Landlord’s receipt thereof, absent dispute, shall pay to Tenant from the Tenant Allowance an amount (the “Tenant Allowance Payment”) attributable to the ratio that the Requisitioned Work bears to the total Tenant Budget for Tenant’s Work; subject to Landlord’s verification that the amounts attributable to the Premises Turnover Work and the Lavatory Work, as included therein, align with the Premises Turnover Work Specifications, the Lavatory Work Specifications, and the Tenant’s Budget. For example, if the amount of the Requisitioned Work is twenty (20%) percent of the Tenant Budget, then the Tenant Allowance Payment on the Requisitioned Work shall represent twenty (20%) percent of the Tenant Allowance. This process shall repeat as Tenant submits for Requisitioned Work up to the total amount of the Tenant Allowance, but Landlord shall incur no liability to Tenant (or any other party) for any sums above the Tenant Allowance (as defined in Article 1). If any lien is filed against the Real Property or any part thereof or interest therein arising out of or in connection with Tenant’s Work and such lien or encumbrance is not, at Tenant’s sole election, discharged, insured or bonded over or otherwise disposed of to Landlord’s reasonable satisfaction within fourteen (14) Business Days after Tenant shall have actual knowledge of the filing or establishment thereof, then Landlord shall have no further obligation to disburse any funds from the Tenant Allowance to Tenant unless and until the same is so discharged or otherwise disposed, in addition to and not in lieu of Landlord’s rights and remedies and Tenant’s obligations on account thereof under Section 10.04 or otherwise. Tenant shall not be entitled to any unused portion of the Tenant Allowance that is not properly requisitioned.

Section 4.10

A. The Delivery Date. The “Delivery Date” under this Lease is the date upon which Landlord delivers the Premises to the Tenant in compliance with the provisions of Section 4.01 and 4.02 hereof. Landlord is obligated to and shall deliver the Premises on June 1, 2014 and not earlier. Landlord shall provide Tenant with a written notice as to the specific date upon which the Delivery Date shall occur (“Landlord’s Delivery Notice”), and said notice shall be definitive to set the Delivery Date if all of the Delivery Date conditions have been satisfied. If Tenant disagrees that any of the provisions of Section 4.01 and 4.02 have been met as of said stated Delivery Date, then Tenant shall inform the Landlord, in writing, as to any perceived non-conformities within three (3) Business Days of the receipt of Landlord’s Delivery Notice. Absent such Tenant notice, the Delivery Date as set forth in Landlord’s Delivery Notice shall be conclusive as to the actual Delivery Date hereunder; all objections thereto being irrevocably waived. If Tenant disagrees and so informs Landlord within said three (3) Business Day period, then the parties shall immediately meet to confer and resolve any such bona fide disagreement, and shall both sign a memorandum establishing the Delivery Date under this Lease.

B. The Commencement Date (and Rent Commencement Date). The “Commencement Date” (and the “Rent Commencement Date” which shall be the same calendar date as the Commencement Date) shall be that date which is one hundred eighty (180) days after the Delivery Date. By way of illustration, if the Delivery Date is actually June 1, 2014, then the Commencement Date and Rent Commencement Date will be November 28, 2014.

Tenant shall not be obligated to pay any Annual Base Rent, Additional Rent (Operating Expenses), and Additional Rent (Taxes) until said Rent Commencement Date.

C. The Termination Date and Interim Period. The “Termination Date” under this Lease shall be that date which is the last day of the month, one hundred twenty one (121) full months after the set Commencement Date (i.e., the last day of the month immediately following the close of the tenth (10th) Lease Year).

If the Term is extended by the exercise of Tenant’s Option to Extend under Section 43 hereof, then as of said extension the defined “Term” shall include such Extension Period.

D. Lease Year. As used herein a “Lease Year” is a full consecutive twelve month period, measured from the Commencement Date, however if the Commencement Date does not occur on the first day of a month, the first (1st) Lease Year hereunder shall also include the days from the Commencement Date until the end of that month (“Interim Period”). By illustration, if the Commencement Date is December 15, 2014 then the first Lease Year is the twelve consecutive months starting on January 1,

2015, and also includes the Interim Period (i.e. the preceding December 15th through December 31st ). Each successive Lease Year follows in like fashion (e.g. the 2nd Lease Year would be the period from January 1, 2016 through December 31, 2016, etc.)

ARTICLE 5

USE

Section 5.01 Tenant shall use and occupy the Premises for the Permitted Use, and for no other purpose. Tenant shall not use or occupy, or permit the use or occupancy, of any part of the Premises in any manner which in Landlord’s reasonable judgment is not within the customary scope of the Permitted Use and would adversely affect (i) the proper and economical rendition of any service required to be furnished to any tenant, (ii) the use of any part of the Building by any other tenant; (iii) the efficient operations of the Building; or (iv) the appearance or reputation of the Building. Tenant shall not at any time use or occupy, or permit anyone to use or occupy the Premises, or do or permit anything to be done in the Premises, in violation of the certificate of occupancy for the Building.

Section 5.02 If any governmental license or permit, other than a certificate of occupancy, shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof at any time, then Tenant shall, at its sole cost and expense, procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license and permit, but in no event shall failure or inability to procure or maintain such license or permit by Tenant affect Tenant’s obligations hereunder. Landlord shall cooperate with Tenant in applying for any permits required for Tenant’s use, including initial building permit for Tenant’s Work, but shall not be required to incur any costs or expenses in connection therewith, nor shall Landlord be responsible in any way to pursue or procure any such licenses or permits; it being Tenant’s sole responsibility and sole risk.

Section 5.03 There shall be no separate food use or preparation on the Premises (i.e. for Tenant’s employees’ consumption) that requires any special ventilation or exhaust system, cooking facilities (other than microwaves, coffee makers and vending machines in the kitchenette areas) or special refuse removal. There shall be no use of toaster ovens or other kitchen equipment (e.g. popcorn in microwave ovens) that has a tendency to set off smoke/fire alarms.

Section 5.04 Tenant may, to the extent provided in Tenant’s Approved Plans, and otherwise with the consent of Landlord, which shall not be unreasonably withheld, install, maintain, or operate in the Premises telecommunications interconnect systems and data processing, computer, and other business machines customarily used in offices; provided, however, Tenant shall comply with all of the terms of this Lease that may be applicable to such installation, maintenance or operation and shall give Landlord prior notice of the installation thereof, except that no such notice shall be required for any such installation as part of Tenant’s Work.

If and to the extent Tenant utilizes any space on the roof of the Building pursuant to any rights conferred upon Tenant herein, it shall comply with the following requirements at all times and in all respects.

A. Tenant’s right to make and maintain any installations on the roof shall be subject to the reasonable approval rights of Landlord and Landlord’s architect with respect to the plans and specifications for such equipment, facilities and installations the “Rooftop Facilities”, including, without limitation: (i) the size, height and dimensions of the Rooftop Facilities; (ii) the manner in which the Rooftop Facilities are attached to the roof of the Building (including water penetration prevention) and the manner in which any cables are run to and from the Rooftop Facilities and the routing and manner of installation of cables, conduits and lines through the Building core shafts to and from the Premises and Rooftop Facilities. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing of the Rooftop Facilities.

B. Landlord agrees that, upon reasonable prior notice to Landlord, Tenant shall have access to the Rooftop Facilities space and other areas of the Building where Tenant’s cables and other items of Rooftop Facilities are installed whenever reasonably required for the purpose of installing, maintaining, repairing, replacing and removing the Rooftop Facilities, provided that, in the event of an emergency, Landlord will use reasonable efforts to provide Tenant with immediate access to the roof space and such other necessary areas. Only authorized engineers, employees or properly authorized contractors of Tenant, licensed inspectors or persons under their direct supervision will be permitted to have access to the roof space through the Tenant. Tenant further agrees to exercise firm control over the people requiring access to the roof space in order to keep to a minimum the number of people with access and the frequency of their visits.

C. Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of the Rooftop Facilities will in no way damage the Building or roof thereof, or materially interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

D. All Rooftop Facility installations and operations in connection with by Tenant shall meet with all applicable rules and regulations of the Federal Communications Commission (“FCC”) and all applicable federal, state and municipal codes and regulations. Landlord assumes no responsibility for the licensing, operation and/or maintenance of Tenant’s Rooftop Facilities and Tenant has the sole responsibility of carrying out the terms of any applicable communication licenses in all respects.

E. Tenant shall be solely responsible for the cost of installation, operation, cleanliness, maintenance and removal of the Rooftop Facilities and their appurtenances, all of which shall remain the personal property of Tenant, and which shall be removed by Tenant at its own expense at the termination of the Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes or penetrations to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees to maintain all of Tenant’s equipment placed on or about the roof in proper operating condition and maintain same in satisfactory condition as to appearance and safety. Tenant agrees that at all times during the term of this Lease, it will keep the Rooftop Facilities totally free of all trash, debris, or waste materials.

F. Tenant must provide Landlord with prior notice of any Rooftop Facility installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. In the event Landlord contemplates an of its own roof repairs that may interfere with the Rooftop Facilities, Landlord shall formally notify Tenant at least ten (10) days in advance prior to the commencement of such contemplated work; provided that, in the event of an emergency, Landlord shall not be required to give Tenant ten (10) days’ notice but, in good faith, shall give Tenant as much notice and information as is reasonably possible considering the nature of the emergency.

ARTICLE 6

FLOOR LOADS

Section 6.01 Tenant shall not place a load upon any floor (or on the roof relative to the Rooftop Facilities) that exceeds either the floor load per square foot that such floor was designed to carry (which Landlord represents is eighty (80) pounds per square foot) or which is allowed by any Legal Requirement. Subject to the preceding sentence, if Tenant wishes to place any safes, vaults, library facilities, computer servers, file shelving or other furnishings, fixtures or equipment in the Premises which are substantially heavier than normal office furnishings, fixtures and equipment, it may do so at its own cost and expense after giving notice to Landlord, but Landlord reserves the right to prescribe their weight and position and the installation thereof shall be performed in accordance with all of the applicable provisions of this Lease. Business machines and mechanical equipment in the Premises shall be placed and maintained by Tenant at Tenant’s sole expense, in such manner as shall be sufficient, in Landlord’s reasonable judgment, to prevent vibration, noise, generation of excessive heat, annoyance or inconvenience to Landlord and other tenants.

ARTICLE 7

ADDITIONAL RENT (OPERATING EXPENSES)

AND

ADDITIONAL RENT (REAL ESTATE TAXES)

Section 7.01 For the purpose determining and collecting Additional Rent under this Article 7 of this Lease the following terms shall have the following meanings:

A. “Landlord’s Statement” shall mean an instrument containing a computation of Additional Rent due pursuant to the provisions of this Article 7 furnished by Landlord to Tenant.

B. The term “121A Status” shall mean the status of the Building as a project approved and undertaken under Chapter 121A of the Massachusetts General Laws and Chapter 652 of the Acts of 1960, both as amended, governing the 121A Owner (as to which Landlord is an affiliate of the successor to the original 121 Owner).

C. The term “6A Contract” shall mean a certain contract between the City of Boston and the 121A Owner pursuant to Section 6A of Chapter 121A of the Massachusetts General Laws dated February 21, 1998, a copy of which is annexed hereto as Exhibit F, in implementation of the 121A Status, and pursuant to which the payments provided for under Exhibit A thereto (the “6A Payments”) are to be made in lieu of Taxes on the Real Property.

D. The term “Office Area 6A Payment” shall mean an amount equal to the product of (1) the office area rate per square foot under Exhibit A of the 6A Contract in effect at the time of calculation hereunder times (2) the Rentable Area of the Office Area.

E. The term “Taxes” shall mean (i) all real estate taxes, assessments (special or otherwise, excluding any assessments made by any so-called Business Improvement District which includes the Building, which are discussed (and separately treated) in Section 7.01 I (2) (aa) herein below), sewer and water rents (except to the extent, if any, included in the water and sewer bill for the Building), rates and charges and any other governmental levies, impositions or charges of a similar or dissimilar nature, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, whether or not the same constitute one or more tax lots; other than 6A Payments made in lieu thereof; and (ii) any expenses (including attorneys’ fees and disbursements and experts, and other witness’ fees) incurred by Landlord in contesting or seeking a reduction in any of the foregoing or the assessed valuation of all or any part of the Real Property; but “Taxes” shall not include any interest or penalties incurred by Landlord as a result of Landlord’s late payment of Taxes, except for interest payable in connection with the installment payments of assessments pursuant to the next sentence. If by law, any assessment may be divided and paid in annual installments, then, provided the same is not prohibited under the terms of any Superior Lease or Superior Mortgage, for the purposes of this Article 7 such assessment shall be deemed to have been so divided and to be payable in the maximum number of annual installments permitted by law and (y) there shall be deemed included in Taxes for each Tax Year the annual installment of such assessment becoming payable during such Tax Year, together with interest payable during such Tax Year on such annual installment and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time after the date hereof the methods of taxation prevailing at the date hereof shall be altered so that in lieu of, or as an addition to, or as a substitute for, the whole or any part of the taxes, assessments, rents, rates, charges, levies or impositions now assessed, levied or imposed upon all or any part of the Real Property, there shall be assessed, levied or imposed (a) a tax, assessment, levy, imposition or charge based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise, or (b) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, or (c) a license fee measured by the rents, or (d) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based, shall be deemed to be Taxes but only to the extent applicable to owners of real estate generally; provided that any tax, assessment, levy, imposition or charge imposed on income from the Real Property shall be calculated as if the Real Property were the only asset of the Landlord.

F. The term “Office Area Taxes” shall mean the portion of Taxes which is fairly allocable to the Office Area, as reasonably determined by Landlord based upon actual space utilizations and the records of the assessing authorities (e.g., the field record card for the Building in the City of Boston Assessor’s Department).

G. The term “Tax Year” shall mean the 12 month period commencing on December 14th and ending on the next December 13th while the 6A Contract is in force and effect. Commencing on December 14, 2023 the 6A Contract will expire (unless otherwise extended) and thereupon the term Tax Year as set forth herein shall mean the applicable municipal tax year (or portion thereof) commencing as of December 14, 2023.

H. The term “Escalation Year” shall mean each Lease Year (or portion thereof) of the Term (as it may be extended) after the Base Year. The “Base Year” for the purposes of determining Operating Expense Payments shall be calendar Year 2015. The term “Base Operating Expenses” shall mean those Operating Expenses that are attributable to or actually incurred during the Base Year, with those expenses of a variable nature based upon usage of service (e.g., office cleaning services) (“Variable Expenses”) adjusted to reflect the greater of (i) actual occupancy or (ii) ninety five (95%) occupancy of the Building.

I. (1) The term “Operating Expenses” shall mean all costs and expenses (and sales, personal property or other taxes thereon, if any, other than Taxes or Landlord’s income or excise taxes) actually paid or incurred by or on behalf of Landlord, with respect to the operation, cleaning, repair, safety, replacement (only to the extent necessary) as a result of the occurrence of the end of the terms useful life, management, security and maintenance of the Real Property, Building Equipment (including without limitation all operational, maintenance and repair expenses associated with the common HVAC chillers serving the Premises and Building , and common generators serving the Premises and Building), sidewalks, curbs, plazas, and other areas adjacent to the Building (including those areas and services covered by the Adjacent Owner Agreements), and with respect to the services provided tenants, including, without limitation: (i) reasonable market salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plans and other benefit or similar expense relating to, employees of Landlord engaged in the operation, cleaning, repair, safety, management, security or maintenance of the Real Property and the Building Equipment or in providing services to tenants; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker’s compensation coverage imposed by any Legal Requirements, union contract or otherwise with respect to said employees; (iii) the cost of electricity (other than the separately metered electricity for which Tenant is responsible and as excluded under Section 13.01 below and electricity supplied to the premises of any other tenants), gas, steam, water, heat, ventilation, air conditioning and other fuel and utilities, except to the extent furnished to any other tenant(s) but not Tenant; (iv) the cost of property, rent, liability, fidelity, plate glass and any other insurance, except in excess of that customarily carried by responsible owners of comparable buildings in Boston unless expressly required under this Lease; (v) the cost of repairs, maintenance and painting as reasonably necessary; (vi) expenses fairly allocable, to the Office Area incurred in connection with facilities, easements or licenses used in common with any one or more of the adjacent department store, parking garage or hotel under agreements (the “Adjacent Owner Agreements”) therewith, including without limitation under the Maintenance and Easement Agreement and under a certain Cost Sharing Agreement dated February 17, 1995, each as from time to time amended; (vii) expenditures in connection with Legal Requirements enacted after the Execution Date for capital Improvements and capital equipment which, under generally applied real estate practice, are expensed or regarded as deferred expenses and capital expenditures, in each case such expenditures to be included in Operating Expenses for the Escalation Year in which such costs are incurred and every subsequent Escalation Year, on a straight-line basis, to the extent that such items are amortized over the customary useful life of such capital improvement in accordance with GAAP; (viii) the costs of cleaning as per the specifications of Exhibit G hereto, and the cost or rental of all building and cleaning supplies, tools, materials and equipment; (ix) the cost of uniforms, work clothes and dry cleaning; (x) window cleaning, concierge, guard, watchman or other security personnel, service or system, if any; (xi) a Management Fee as determined and applied in subsection (5) below; (xii) charges of independent contractors performing work included within this definition of Operating Expenses; (xiii) telephone and stationery; (xiv) reasonable legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Real Property; (xv) association fees and dues for organizations that Landlord reasonably believes will be beneficial to the Building (e.g., the Downtown Crossing Association, Transportation Management Organization with other developers in the area, etc., if established) at levels that are reasonable and proportionate in relation to those of the other members thereof; (xvi) decorations in the main Office Area lobby and other common areas; (xvii) reasonable depreciation of hand tools and other moveable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the Building; and (xviii) exterior and interior landscaping. Operating Expenses shall include all costs and expenses to be incurred under this Lease expressly “at Landlord’s expense,” “at Landlord’s sole cost and expense” or similarly phrased to be borne by Landlord, except to the extent (if any) any particular item is specifically excluded from Operating Expenses under this definition. Landlord shall, be entitled to reasonably allocate the aforesaid costs and expenses as between the Office Areas and Retail Areas.

(2) Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be, the following which are excluded from Operating Expenses:

(a) any cost or expense to the extent to which Landlord is paid or reimbursed (other than as a payment for Operating Expenses), including but not necessarily limited to, (1) work or service performed for any tenant (including Tenant) at such tenant’s cost, (2) the cost of any item for which Landlord is paid or reimbursed by insurance, warranties, service contracts, condemnation proceeds, insurance reimbursements or otherwise, (3) increased insurance or taxes assessed specifically to any tenant of the Building, (4) charges (including applicable taxes) for electricity, water and other utilities for which Landlord is entitled to reimbursement from any tenant, and (5) the cost of any HVAC, janitorial or other services provided to tenants on an extra-cost basis after regular business hours;

(b) the cost of installing, operating and maintaining any special service, such as an observatory, broadcasting facilities, luncheon club, athletic or recreation club;

(c) the cost of correcting defects in the design, construction or equipment of the Building (other than repairs, replacements and maintenance in the ordinary course) or any latent defect in any of the foregoing discovered throughout the Term of this Lease or of any other work (including Landlord’s obligations with respect to asbestos removal or remediation under Section 4.01) which Landlord is obligated to perform pursuant to this Lease (unless such defect is attributable to any act or omission of Tenant);

(d) salaries, benefits, and bonuses of officers, executives of Landlord and administrative employees above the grade of property manager or building supervisor, and if a property manager or building supervisor or any personnel below such grades are shared with other buildings or has other duties not related to the Building, only the allocable portion (in Landlord’s reasonable discretion) of such person or persons salary, benefits and bonuses shall be included in Operating Expenses;

(e) the cost of any work or service performed on an extra-cost basis for any tenant of the Building (including Tenant), or any costs in connection with services or benefits which are provided to or for the benefit of other tenants but not offered to Tenant or from which Tenant does not materially benefit;

(f) the cost of any work or services performed for any facility other than the Building;

(g) the cost, including increased real estate taxes and other operating expenses, related to any additions (as opposed to renovations or reasonable and necessary replacements) to the Building after the original construction; and any interest or penalties accruing on real estate taxes or Section 6A Contract payments not paid when due;

(h) interest on debt or principal amortization payments or any other payments on any mortgage or any payments under any ground lease;

(i) any fees, costs, and commissions incurred in procuring or attempting to procure other tenants including, but not necessarily limited to brokerage commissions, finders fees, attorneys’ fees and expenses, entertainment costs and travel expenses;

(j) any cost included in Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid on an arm’s length basis in the absence of such relationship (except the Management Fee which shall be as stated in subsection (ab) below;

(k) any costs of painting or decorating of any interior parts of the Building separately leased to occupied or occupiable by tenants (exclusive of common areas);

(l) With the exception of garage elevators, any cost or expense which is applicable to or incurred for the parking garage adjacent to the Building or any costs of personnel used to park cars, collect money or provide special security, and garage management fees (excluding contributions to Building shared loading dock facilities);

(m) Landlord’s general overhead;

(n) the cost of initial cleaning of, and rubbish removal from, the Building resulting from the completion of any tenant’s space, including Tenant’s;

(o) with exception of those items specifically referred to as an inclusion, the cost of any repairs, alterations, additions, improvements, changes, replacements, compliance expenses or other items which under generally accepted accounting principles are properly classified as capital expense, excluding those capital expenses incurred as a cost effective alternative to repair; and further excluding component replacements;

(p) lease payments for rental equipment which would constitute a major capital expenditure if the equipment were purchased;

(q) the cost of acquiring sculptures, paintings and other objects of art;

(r) the cost of advertising or promotion for the Building;

(s) depreciation of the Building or any part thereof;

(t) replacement or contingency reserves;

(u) expenses for renovating tenant space;

(v) “in house” accounting and bookkeeping services and “in house” attorney’s fees;

(w) legal or other professional fees related to direct leasing or financing, tenant lease default disputes (other than those having an impact on other tenancies in the Building (e.g. nuisance, interference, etc.);

(x) any compensation paid to personnel in concessions operated by Landlord;

(y) charitable or political contributions;

(z) any offsite traffic mitigation requirements including traffic lights (but excluding any special security or police details that become reasonably necessary for the efficient and safe operation of the Building from time to time under then present circumstances);

(aa) any charge for Landlord’s income taxes or a corporate excise tax, excess profit taxes or franchise taxes (but not excluding from Operating Expenses any payments Landlord makes for direct local services, i.e. Business Impact District (BID) payments, as to which Landlord shall be entitled to charge Tenant as Operating Expenses Tenant’s Percentage of the increment by which such amounts exceed the charges incurred by Landlord therefor in calendar year 2015);

(ab) any additional management fee (i.e. other than the Management Fee stated in subsection (5) below, which shall be included in Operating Expenses).

(3) If Landlord shall purchase any item of capital equipment or make any capital expenditure which has the effect of reducing the expenses which would otherwise be included in Operating Expenses, then the costs of such capital equipment or capital expenditure are to be included in Operating Expenses for the Escalation Year in which the costs are incurred and every subsequent Escalation Year, on a straight-line basis, to the extent that such items are amortized over such period of time as Landlord reasonably estimates such savings or reductions in operating Expenses will equal Landlord’s costs for such capital equipment or capital expenditure, provided that the amount included in Operating Expenses for any Escalation Year shall not exceed the amount of savings in Operating Expenses actually realized thereby in such Escalation

Year. If Landlord shall lease any items of capital equipment designed to result in savings or reductions in expenses which would otherwise be included in Operating Expenses, then the rentals and other costs paid with respect to such leasing shall be included in Operating Expenses for the Escalation Years in which incurred but only to the extent such amounts would be permitted to be so included if accounted for as a capital expenditure under the preceding sentence.

(4) If during all or part of any Escalation Year and the Base Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the Building due to the fact (i) such portions are not occupied or leased, (ii) such item(s) of work or service is not required or desired by the tenant of such portion, (iii) such tenant is itself obtaining and providing such item of work or service or (iv) any other reason, then, for the purposes of computing Operating Expenses and Base Operating Expenses, the amount of such item(s) for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item(s) of work or service to such portion of the Building or to such tenant. It is understood that such calculation will be based on the net incremental cost increase of such work or service only for the period when not furnished by Landlord and in no event shall the cost of any work or service be extrapolated hereunder unless that work or service shall have been furnished to the Premises and/or the Building, as applicable, at the level and manner required under this Lease. In no event, however, shall Landlord be entitled to receive on account of Operating Expenses in any Escalation Year an amount in excess of the actual amount of Operating Expenses for such Escalation Year.

(5) Landlord shall be entitled to include its “Management Fee” in Operating Expenses, which Management Fee is three (3%) percent of gross revenues.

Section 7.02

A. For so long as the 6A Contract remains in effect (and Landlord hereby agrees to use best efforts to prevent a default of the 6A Contract), Tenant shall pay as Additional Rent (Real Estate Taxes) for each and every Tax Year (or portion thereof) within the Term as it may be extended) an amount equal to Tenant’s Percentage of the amount (if any) by which the Office Area 6A Payment exceeds “Base 6A Taxes”, which term is defined as the Office Area 6A Payment for the period commencing December 14, 2014 and ending on December 13, 2015 which amount is $ 3.94 /s.f. per current area calculations (subject to adjustment when the Building is fully leased and all space is allocated as per the 6A Contract). Increases in Office Area 6A Payments will track the schedule for such increases as set forth in Exhibit A to the 6A Contract, and Tenant’s Percentage of such increases will constitute Tenant’s Additional Rent (Real Estate Taxes) hereunder. Tenant shall have no responsibility hereunder for any items of Taxes with regard to any period for which Tenant’s Tax Payment is based upon the 6A Payments, except for Tenant’s Percentage of Taxes as a result of Landlord’s Business Improvement District (BID) payments which shall be charged as contemplated in Section 7.01 I (2) (aa).

B. When the 6A Contract expires as of December 31, 2023 and Taxes are assessed on the Real Property, then Tenant shall pay as Additional Rent for each Tax Year within the Term an amount equal to:

(a) the total rentable area of the Premises;

(b) multiplied by the greater of:

(i)	$ 2.46 per rentable square foot; or

(ii)	the number (expressed as an amount per rentable square foot) derived by dividing the municipal tax bill(s) (i.e. actual final tax bill(s) – not estimates) for the Land and Building for the first Standard Tax Period, by the total rentable area of the Building during such Standard Tax Period, and then subtracting therefrom $ 5.10 per rentable square foot.

By way of illustration, if the municipal tax invoice is $ 7.00 per rentable square foot, then subtracting $ 5.10 under subparagraph (b)(ii) leaves $ 1.90, which is less than the stated $ 2.46 and therefore the amount would be the product of $ 2.46 multiplied by 52,588, which equals $ 129,366.48. Further illustrated, if the municipal tax invoice is $ 8.00 per rentable square foot, then subtracting $ 5.10 under subparagraph (b)(ii) leaves $ 2.90, which is greater than the stated $ 2.46 and therefore the amount would be the product of $2.90 multiplied by 52,588, which equals $ 152,505.20.

For the foregoing calculations, the term “Standard Tax Period” shall mean the period starting December 14th and ending the next December 13th . The result of the aforesaid calculation for each Standard Tax Period is referred to herein as the “Standard Taxes”.

C. The Additional Rent (Real Estate Taxes) payable by Tenant under this Section 7.02 (whether based on the 6A Contract, or Standard Taxes) is referred to herein as “Tenant’s Tax Payment”. Tenant’s Tax Payment shall be payable by Tenant to Landlord within ten (10) days after receipt of a Landlord’s Statement. If the 6A Payments or Standard Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments, to any Superior Lessor or Superior Mortgagee), in full or in monthly, quarterly or other installments on any other date or dates, then Tenant’s Tax Payments shall be correspondingly accelerated or revised so that said Tenant’s Tax Payments for any Tax Year are due in full at least thirty (30) days prior to the date payments are due to either the taxing authorities, or any Superior Lessor or Superior Mortgagee, as the case may be (without penalty or interest in wither instance).

D. At any time, and from time to time, Landlord may give to Tenant a Landlord’s Statement setting forth Tenant’s Projected Share of Taxes (as hereinafter defined). Tenant shall pay to Landlord, as Additional Rent for the Tax Year in which such Additional Rent payment is due, Tenant’s Projected Share of Taxes. “Tenant’s Projected Share of Taxes” shall mean Landlord’s estimate of Tenant’s Tax Payment for the Tax Year next succeeding the Tax Year in which Tenant’s Projected Share of Taxes is payable by Tenant, divided by twelve (12), which shall be based solely upon the 6A Payments due under the 6A Contract when it is in effect, and if it is no longer in effect, such estimate shall be based upon the actual amount of Standard Taxes for the preceding Tax Year (if any), unless Landlord has a reasonable basis for anticipating a higher amount (in which case it shall specify the same in the Landlord’s Statement relating thereto and Tenant shall pay that amount).

E. If the real estate tax fiscal year of the City of Boston shall be changed, Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 7.02.

F. Upon expiration or termination of the 6A Contract, only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Real Property. Landlord covenants and agrees that it shall only terminate the 6A Contract if Tenant’s Tax Payment shall be reduced thereby through December 15, 2023; or alternatively, if Landlord itself pays the difference in Taxes paid without the 6A Contract and amounts due under the 6A Contract, in Landlord’s discretion through December 15, 2023 If Landlord shall receive a refund of Taxes for any Tax Year after termination of the 6A Contract with respect to which Tenant shall have made any Tenant’s Tax Payment(s), the amount of Office Area Taxes for such Tax Year shall be reduced by the portion (if any) of such refund which is fairly allocable to the Office Area as reasonably determined by Landlord, and Tenant’s Tax Payment(s) for such Tax Year shall be recomputed based upon the amount of Office Area Taxes as so reduced, and, Landlord shall either pay to Tenant, or, at Landlord’s election, credit against subsequent payments under this Section 7.02 or Section 7.03, any amount overpaid by Tenant on account of Tenant’s Tax Payment for such Tax Year (if any) after such recomputation, but in no event shall such payment or credit exceed the amount of Tenant’s Tax Payment(s) actually paid by Tenant for such Tax Year. Nothing herein shall obligate Landlord to file any application or institute any proceeding seeking a reduction in Taxes or assessed valuation. Notwithstanding the foregoing, Tenant may request Landlord in writing to institute tax reduction proceedings, and Landlord shall have the option either to institute such proceedings or permit Tenant to do so within a reasonable period of time, provided that any such proceedings instituted by Tenant shall be conducted at Tenant’s sole cost and expense (except Tenant’s reasonable expenses may be recovered out of any refund obtained) and Tenant shall defend and indemnify Landlord from and against any liability arising out of such proceedings. Any tax reduction proceedings commenced by either party shall be prosecuted with reasonable diligence and shall not be settled, compromised or discontinued without the prior written consent of the other party, who shall also be given a reasonable opportunity to assume prosecution in the case of a proposed discontinuance. In connection with any such proceedings, each party shall cooperate with the other in furnishing any pertinent information reasonably required by the prosecuting party.

G. Tenant’s Tax Payment and any credits with respect thereto as provided in this Section 7.02 shall be made as provided in this Section 7.02 regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant’s diplomatic, charitable or other tax exempt status or for any other reason whatsoever.

H. Tenant will not be assessed or required to pay any portion of any Taxes resulting from: (i) sale of any portion of the Building, the Tenant’s ownership entity or any ownership affiliate, or any interests therein; (ii) a refinancing of the Building; or (iii) any capital improvements (except to the extent reflected in Taxes for valuation purposes if the 6A Contract is not applicable); for so long as the 6A Contract is in effect.

Section 7.03

A. Tenant shall pay, as Additional Rent (Operating Expenses) for each Escalation Year, an amount (“Tenant’s Operating Payment”) equal to Tenant’s Percentage of the amount by which Operating Expenses for such Escalation Year (with the Variable Expenses adjusted to reflect the greater of (i) ninety five (95%) occupancy or (ii) the actual occupancy as applicable) of the Building, exceed the Base Operating Expenses.

B. Landlord shall furnish to Tenant, with respect to each Escalation Year, a written statement setting forth Landlord’s estimate of Tenant’s Operating Payment for such Escalation Year. Tenant shall pay to Landlord on the first day of each month during such Escalation Year an amount equal to one-twelfth of Landlord’s estimate of Tenant’s Operating Payment for such Escalation Year. If, however, Landlord shall furnish any such estimate for an Escalation Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.03 in respect of the last month of the preceding Escalation Year; (b) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Operating Payment previously made for such Escalation Year were greater or less than the installments of Tenant’s Operating Payment to be made for such Escalation Year in accordance with such estimate, and (i) if there is a deficiency, Tenant shall pay the amount thereof within 10 days after demand therefor, or (ii) if there has been an overpayment, Landlord shall either refund to Tenant the amount thereof or, at Landlord’s election, credit the amount thereof against subsequent payments under this Section 7.03 or Section 7.02; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Escalation Year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant’s Operating Payment shown on such estimate. Landlord may at any time or from time to time (but not more than twice with respect to any Escalation Year) furnish to Tenant a revised statement of Landlord’s estimate of Tenant’s Operating

Payment for such Escalation Year, and in such case, Tenant’s Operating Payment for such Escalation Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence. Upon Tenant’s written request, Landlord will give Tenant an opportunity to review Landlord’s Operating Expense budget for any Escalation Year, or any proposed revision thereof, and an opportunity to comment thereon, and Landlord’s estimates of Tenant’s Operating Payment shall be based upon such budgets.

C. After the end of each Escalation Year Landlord shall furnish to Tenant a Landlord’s Statement for such Escalation Year. Landlord shall endeavor to furnish a Landlord’s Statement for each Escalation Year within one hundred twenty (120) days after close of such Escalation Year, however, the failure to furnish the same within such period shall not constitute a waiver of Landlord’s right to furnish the same thereafter. Each such year-end Landlord’s Statement for any Escalation Year shall be accompanied by a computation of Operating Expenses for the Building in reasonable detail showing a breakdown among line items prepared by a certified public accountant, or prepared and certified by an officer of the managing agent designated by Landlord, from which Landlord shall make the computation of Operating Expenses hereunder. In making computations of Operating Expenses, the certified public accountant or managing agent may rely on Landlord’s estimates and allocations whenever said estimates and allocations are needed. If the Landlord’s Statement shows that the sums paid by Tenant under Section 7.03C exceeded Tenant’s Operating Payment required to be paid by Tenant for such Escalation Year, Landlord shall either refund to Tenant the amount of such excess or, at Landlord’s election, credit the amount of such excess against subsequent payments under this Section 7.03 or Section 7.02 (however, a refund shall be mandatory at the end of the Term and such obligation shall survive the termination hereof); and if the Landlord’s Statement for such Escalation Year shows that the sums so paid by Tenant were less than Tenant’s Operating Payment paid by Tenant for such Escalation Year, Tenant shall pay the amount of such deficiency within 10 days after demand therefor. Landlord’s books and records regarding Operating Expenses shall be kept in accordance with GAAP as applicable to the real estate industry and consistently maintained from-year to year.

D. If any of the Commencement Dates or the Termination Date shall occur on a date other than January 1 or December 31, respectively, any Additional Rent under this Section 7.03 for the Escalation Year in which such Commencement(s) Date or Termination Date shall occur shall be apportioned in that percentage which the number of days in the period from each applicable Commencement Date to December 31 or from January 1 to the Termination Date, as the case may be, both inclusive, shall bear to the total number of days in such Escalation Year. In the event of a termination of this Lease, any Additional Rent under this Article shall be paid or adjusted within 30 days after submission of a Landlord’s Statement. In no event shall Annual Base Rent or Tenant’s Tax Payment ever be reduced by operation of this Section 7.03B and the rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any Additional Rent shall survive the Termination Date or sooner termination of this Lease.

Section 7.04

A. Landlord’s failure to render Landlord’s Statements with respect to any Tax Year or Escalation Year shall not prejudice Landlord’s right to render thereafter a Landlord’s Statement with respect thereto or with respect to any subsequent Tax Year or Escalation Year, nor shall the rendering of a Landlord’s Statement prejudice Landlord’s right to render thereafter a corrected Landlord’s Statement for that Tax Year or Escalation Year, as the case may be. Nothing herein contained shall restrict Landlord from issuing a Landlord’s Statement at any time there is an increase in Taxes, or Operating Expenses during any Tax Year or Escalation Year or any time thereafter.

B. Each Landlord’s Statement shall be conclusive and binding upon Tenant unless within sixty (60) days after receipt of such Landlord’s Statement Tenant shall notify Landlord that it disputes the correctness of Landlord’s Statement, specifying the particular respects in which Landlord’s Statement is claimed to be incorrect. Pending the determination of such dispute, Tenant shall pay Additional Rent in accordance with the applicable Landlords Statement, without prejudice to Tenant’s position. If such dispute is ultimately determined in Tenant’s favor, Landlord shall promptly after such determination, upon demand, pay to Tenant any amount overpaid by Tenant.

C. Notwithstanding anything to the contrary contained herein, Tenant shall have the right, at Tenant’s cost and expense, to examine Landlord’s books and records concerning Operating Expenses in accordance with and subject to the following terms and conditions. Such examination shall be made at the offices where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination. Tenant shall not have the right to examine the books and records for any particular Escalation Year more than once. Any request for examination concerning any Escalation Year may be made no more than one hundred twenty (120) days after the date of the Landlord’s Statement given to Tenant therefor. As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination, except for disclosure required by law, court order or regulatory authorities, or to Tenant’s attorneys, accountants, auditors, or potential purchasers of the Tenant company. If any such examination concerning any Escalation Year demonstrates to Landlord’s reasonable satisfaction that Tenant is entitled to a refund (a) the amount thereof shall be paid with interest at the Interest Rate on the overpaid portion of each installment made by Tenant on account thereof, and (b) if such refund is equal to or greater than ten (10%) percent of the amount indicated in Landlord’s Statement, then Landlord shall reimburse Tenant for the reasonable cost of Tenant’s audit, but not more than twenty five (25%) percent of the actual adjustment awarded to Tenant.

ARTICLE 8

INSURANCE

Section 8.01 Tenant shall not violate, or permit the violation of, any condition imposed by the standard property insurance policy then issued for office buildings in the City of

Boston of which Tenant is aware and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises other than standard office equipment which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section 8.03) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Landlord.

Section 8.02 The respective insurance obligations of the parties are as follows:

A. Tenant covenants to provide on or before the earlier to occur of (i) the Commencement Date and (ii) the date Tenant or anyone associated with Tenant occupies any part of the Premises for any reason and to keep in force during the Term the following insurance coverage which coverage shall be effective on the Commencement Date:

(1) Commercial General Liability Insurance naming Landlord and naming any Superior Lessor and Superior Mortgagee of which Tenant shall have been given written notice as additional insureds. Such policy is to be written by good and solvent insurance companies authorized to do business in the Commonwealth of Massachusetts and the limits of liability thereunder shall not be less than Two Million ($ 2,000,000) Dollars combined single limit coverage on a per occurrence basis and Two Million ($ 5,000,000) Dollars in the aggregate, including property damage liability. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any, and by means of an umbrella policy combined with adequate underlying coverage;

(2) Fire and Extended coverage in an amount adequate to cover the cost of replacement of all personal property, furnishings, fixtures and equipment and Improvements located in the Premises (excluding those installed as part of Tenant’s Work). Such policy shall be written by good and solvent insurance companies authorized to do business in the Commonwealth of Massachusetts and shall include Landlord, each Superior Mortgagee and Superior Lessor (if any) as loss payee as their interests may appear. Tenant may self-insure some or all of its equipment, fixtures and personal property under a program of self-insurance reasonably satisfactory to Landlord.

B. As of the time Tenant enters the Premises to perform any aspect of Tenant’s work, Tenant shall obtain builder’s risk insurance, in such coverages and amounts as are reasonably required by Landlord; and shall provide Landlord with certificates including Landlord as a loss payee.

C. Prior to the time such insurance is first required to be carried by Tenant and thereafter, prior to the expiration of any such policies, Tenant agrees to deliver to Landlord certificates evidencing such insurance, with the insurer endeavoring not to modify or cancel such policies except upon thirty (30) days’ notice to Landlord. Landlord shall be included as an additional insured on Tenant’s insurance policies covering the Premises in any fashion (other than the coverage on Tenant’s personal property, furnishings and equipment described in Section 8.02 A(2) above).

D. Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Building, the Premises or the personal property, furnishings, fixtures and equipment located therein, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

E. Subject to the foregoing provisions of this Section 8.03, and insofar as may be permitted by the terms of the insurance policies carried by it, and for so long as and to the extent mutual waivers of subrogation as contemplated hereby are in effect, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty or theft (including rental value or business interruption, as the case may be) occurring during the Term.

F. Landlord shall at all times keep the Building and Building Equipment insured against loss or damage by fire other risks covered by “all risk” coverage endorsements (as such endorsements may, from time to time, customarily be written in Massachusetts on comparable buildings in Boston) and against such other risks as may be reasonably required by any Superior Lessor or Superior Mortgagee in an amount not less than the full insurable value thereof above the foundation, as determined at least every three years by Landlord’s insurance consultant, subject to such deductibles as Landlord may reasonably determine but shall not exceed the deductible amounts customarily carried by responsible owners of comparable buildings in Boston. All policies obtained by Landlord shall be issued by insurance companies qualified to do business in Massachusetts and evidence thereof shall be provided to Tenant upon request. All premiums for such insurance shall be paid by Landlord. Landlord shall also maintain throughout the Term commercial general liability insurance insuring against liability in or about the Real Property. Such insurance shall be written by good and solvent insurance companies authorized to do business in the Commonwealth of Massachusetts and the limits of liability thereunder shall not be less than those which Tenant is required to carry under Section 8.02 above on a per occurrence basis, including property damage. Such insurance may be carried under a blanket policy covering the Real Property and other locations of Landlord, if any, and by means of an umbrella policy combined with adequate underlying coverage. Landlord shall provide Tenant with certificates of such insurance within a reasonable time after Tenant’s written request, from time to time, but no more frequently than annually.

ARTICLE 9

COMPLIANCE WITH LAWS

Section 9.01 Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any Legal Requirements, and Tenant, at its expense, shall, except as otherwise described in this Section 9.01A comply with all Legal Requirements which shall, with respect to the Premises or the use and occupation thereof or the abatement of any nuisance therein, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant’s use of the Premises, (ii) the manner of operation of Tenant’s business, including the equipment and other property involved therein, (iii) any cause or condition created by or at the insistence of Tenant, other than by Landlord’s performance of any work for or on behalf of Tenant, or (iv) breach of any of Tenant’s obligations hereunder. However, Tenant need not comply with any such Legal Requirements so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Premises, in accordance with Section 9.02. Landlord, at its expense, shall comply with all other such Legal Requirements as shall affect the Premises, but may similarly contest the same subject to conditions reciprocal to Subsections (a), (b) and (d) of Section 9.02. In no event, other than to the extent arising by loss on account of Tenant’s negligence or willful misconduct as described in Section 11.01 below and not covered by the mutual waiver of subrogation in Section 8.02D above, shall Tenant be required to make capital improvements or structural repairs required by Legal Requirements generic to office buildings as opposed to those peculiar to Tenant’s particular use.

Section 9.02 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that:

(a) Landlord shall not be subject to criminal penalty or to prosecution for a crime nor shall the Premises or any part thereof be subject to the imposition of any lien or being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;

(b) Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney’s fees and other expenses reasonably incurred by Landlord;

(c) Such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if such Superior

Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of such taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

(d) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of Subsection (a) above thereto, Landlord shall be deemed subject to prosecution for a crime within the meaning of said Subsection, if Landlord, or any officer of Landlord individually, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or such officer (as the case may be) is required to plead or answer thereto.

ARTICLE 10

TENANT IMPROVEMENTS; TENANT’S PROPERTY

Section 10.01 Tenant’s Work, as contemplated at the commencement of this Lease is governed by the provisions of Section 4.08 and the additional requirements below to the extent they supplement the provisions of Section 4.08.

Subsequent to the completion of Tenant’s Work, Tenant, at any time and from time to time during the Term, at its sole cost and expense, may make additional Tenant Improvements in and to the Premises, excluding structural changes and changes to the surface or substructure of the Building roof, in accord with the following requirements:

(a) The Tenant Improvements will not result in a violation of or require a change in any certificate of occupancy applicable to the Premises or to the Building;

(b) The outside appearance, common areas, structure, usefulness or rentability of the Building or any part thereof shall not be adversely affected;

(c) No part of the Building outside of the Premises shall be materially adversely physically affected;

(d) The proper or economical functioning of the Building Equipment shall not be materially adversely affected;

(e) In performing the work involved in making such Tenant Improvements, Tenant shall be bound by and observe all of the terms of this Article;

(f) Tenant shall not use the passenger elevators during Business Hours on Business Days for hauling or removal of materials or debris;

(g) The procedures for approval of Tenant’s plans and specifications as set forth in Section 4.08 shall be observed as well for any subsequent Tenant Improvements. Landlord is not liable for any Tenant Allowance attributable to any subsequent Tenant Improvements after the initial Tenant’s Work. Before proceeding with any Tenant Improvements, Tenant shall submit to Landlord plans and specifications and all changes and revisions thereto, for the work to be done for Landlord’s approval and, except with respect to Tenant’s Work pursuant to Section 4.08, Tenant shall, upon demand of Landlord, pay to Landlord the reasonable out-of-pocket costs reasonably incurred by Landlord for the review of such plans and specifications and all changes and revisions thereto by its architect, engineer and other consultants. This subparagraph (g) shall not apply, however, to (1) any nonstructural work costing less than One Hundred Thousand ($ 100,000.00) Dollars which does not involve any Building Equipment or systems or anything which can be seen from outside the Building, or (2) painting and carpeting, provided that Tenant shall give Landlord prior written notice of the work in question, and if a building permit is required for the performance thereof, Tenant shall coordinate the performance of such work with Landlord. Tenant shall deliver to Landlord “as built” plans of any changes to the interior of the Premises.

(h) The sprinkler system or any other life safety system will not be materially adversely affected or interrupted in Landlord’s reasonable opinion;

(i) Tenant shall not (i) attach or affix any screws or fasteners to the exterior curtain wall of the Building or (ii) install, without the written consent of Landlord, any materials that will come in contact with the exterior curtain wall of the Building, other than Tenant’s exterior signage as shown on Tenant’s Approved Plans; and

(j) Upon termination of this Lease, except as provided below, Tenant shall remove all Tenant Improvements which were not a part of the Premises as delivered by Landlord on the Delivery Date, or are not usual and customary for general office use and which Landlord notified Tenant at the time of Landlord’s consent to their installation would be required to be removed at the end of the Term; and Tenant shall repair any damage to the Premises caused thereby, and deliver the Premises to Landlord in the condition in which Tenant is required to maintain them, and in no event shall Tenant leave its telephone and data cabling and telecommunications systems lines in the Premises and the Building in a partially removed, damaged or inoperable condition. Notwithstanding the foregoing, Tenant shall not be required to remove its initial Tenant’s Work or restore the Premises to its condition prior to the installation of Tenant’s Work.

Section 10.02 All Tenant Improvements shall at all times comply with all Legal Requirements and Insurance Requirements and all Rules and Regulations (including any Landlord may reasonably further adopt with respect to the making of Tenant Improvements) and shall be made at such times and in such manner as Landlord may from time to time reasonably designate. Tenant, at its expense, shall (a) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the commencement and prosecution of such Improvements and for final approval thereof upon completion, (b) deliver copies thereof to Landlord and (c) cause all Tenant Improvements to be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to the original installations of the Building or the then standards for the Building established by Landlord. Tenant Improvements shall be promptly commenced and completed and shall be performed in such manner so as not to interfere in any material way with the occupancy of any other tenant; and if any additional expense shall be incurred by Landlord in the construction, maintenance, cleaning, repair, safety, management, security or operation of the Building or Building Equipment as a result of Tenant’s performance of any Tenant Improvements above what is normally incurred in the management of the Building, Tenant shall pay such additional expense as Additional Rent upon Landlord’s invoice therefor accompanied by reasonable supporting documentation. Except with respect to Tenant’s Work pursuant to Section 4.08, in addition to the foregoing sentence, with respect to each Improvement estimated to cost more than Fifty Thousand ($ 50,000.00) Dollars, or which impact on any Building structure, equipment, or systems, Tenant shall pay to Landlord, as Additional Rent, upon demand, Landlord’s out of pocket third party costs and expenses for the review (of plans and specifications), supervision and coordination (as needed in Landlord’s discretion) of work intended or performed in connection with such Improvements. Tenant shall furnish Landlord with satisfactory evidence that the insurance required during the performance of the Tenant Improvements pursuant to Article 8 is in effect at or before the commencement of the Tenant Improvements and, on request, at reasonable intervals thereafter. No Tenant Improvements shall involve the removal of any fixtures, equipment or other property in the Premises which are not Tenant’s Property without Landlord’s prior consent and unless they shall be promptly replaced, at Tenant’s expense and free of superior title, liens, security interests and claims, with fixtures, equipment or other property, as the case may be, of like utility and at least equal value, unless Landlord shall otherwise consent.

Section 10.03 Tenant, at its expense, shall promptly procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant Improvements which shall be issued by any public authority having or asserting jurisdiction.

Section 10.04 Tenant hereby indemnifies Landlord against liability for any and all mechanic’s and other liens filed in connection with any Tenant Improvements or repairs. Tenant, at its expense, shall procure the discharge (by bonding or otherwise) of all such liens within fourteen (14) Business Days after the filing of any such lien against the Premises or the Real Property. If Tenant shall fail to cause any such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings, and in any such event Landlord shall be entitled, if it elects, to compel the prosecution of an action for the foreclosure of such lien and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, shall constitute Additional Rent and shall be paid by Tenant to Landlord on demand.

Section 10.05 Only one or more responsible persons approved by Landlord shall be permitted to act as contractor for any work to be performed in accordance with this Article. Such approval by Landlord shall not be unreasonably withheld, conditioned or delayed.

Section 10.06 Tenant agrees that it will not at any time prior to or during the Term, either directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Premises, if the use of such contractor, mechanic or laborer or such materials would create any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers engaged by Tenant or Landlord or others, or would in any way disturb the construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof. In the event of any interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing such interference, difficulty or conflict, to leave or be removed from the Building immediately.

Section 10.07 All fixtures, equipment, Improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Term (collectively “Fixtures”), whether or not at the expense of Tenant, shall be surrendered to Landlord upon the termination of this Lease except as otherwise expressly provided in this Lease, provided, however, that any Fixtures attached to, or built into, the Premises at the expense of Tenant shall be and remain the property of Tenant during the Term and any Fixtures attached to, or built into, the Premises at the expense of Landlord shall be and remain the property of Landlord during the Term. The Fixtures shall include all electrical, plumbing, heating and sprinkling equipment, fixtures, outlets, venetian blinds, partitions, railways, gates, doors, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, and all fixtures, equipment, Improvements and appurtenances of a similar nature or purpose whether or not attached to or built into the Premises. At the time it obtains consent from Landlord to the making of an Improvement which is not susceptible of being removed without substantial physical injury to the Premises, provided that Landlord does not exercise any right it may have to require Tenant to remove such Improvement at the end of the Term, Tenant may request Landlord’s consent to remove the same at the end of the Term, and Landlord shall not unreasonably withhold such permission, provided that Tenant shall restore the area from which the installation will be removed to a condition comparable to other similar areas of the Premises as reasonably specified by Landlord.

Section 10.08 No approval of plans or specifications by Landlord or consent by Landlord allowing Tenant to make Tenant Improvements in the Premises shall in any way be deemed to be an agreement by Landlord that the contemplated Tenant Improvements comply with any Legal Requirements or Insurance Requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant with any of the other terms of this Lease. Notice is hereby given that neither Landlord, Landlord’s agents, any Superior Lessor, any Superior Mortgagee nor the Fee Mortgagee shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanics or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord or the Superior Lessor, Superior Mortgagee or Fee Mortgagee in and to the Premises or the Real Property.

ARTICLE 11

REPAIRS

Section 11.01 Tenant, at its sole cost and expense, shall take good care of the Premises, including those items and materials remaining in the Premises and delivered in an “AS/IS” condition by the Landlord as of the Delivery Date, and Tenant’s Property and the Fixtures therein and the Rooftop Facilities. Tenant shall notify Landlord of any need for repair of the Building Equipment in the Premises which is reasonably observable by Tenant, unless such repair is Tenant’s responsibility under the next sentence. Tenant, at its sole cost and expense, shall make and be responsible for all repairs, as and when needed to preserve the non-structural portions of the Premises (including those items and materials remaining in the Premises and delivered in an “AS/IS condition by the Landlord as of the Delivery Date) and Tenant’s Property and the Fixtures therein and the Rooftop Facilities in good working order and condition, to the extent the need for which arises out of (a) the installation, use, existence or operation of Tenant Improvements, the remaining “AS/IS” items and materials, Tenant’s Property or Fixtures, (b) the moving of Tenant’s Property or Fixtures in or out of the Building or the Premises, (c) the acts, omissions, negligence or misuse of Tenant or any of its subtenants or any of its or their employees, agents, contractors, licensees or invitees or their use or occupancy or manner of use or occupancy of the Premises otherwise than in accordance with the terms of this Lease (except fire or other casualty caused by Tenant’s negligence but as t this exception only, to the extent insurance proceeds are separately paid to Landlord); or (d) the provisions of Section 9.01A. Tenant, at its sole cost and expense, shall promptly repair or replace scratched, damaged or broken doors, and interior glass installed by Tenant, in and about the Premises and shall be responsible for all repairs and maintenance of wall and floor coverings in the Premises. Tenant shall promptly make, at its sole cost and expense, (i) all repairs in or to the Premises for which it is responsible, and (ii) all repairs to the Building Equipment to the extent caused by the acts, omissions, negligence or misuse of Tenant or any of its subtenants or any of its or their employees, agents, contractors, licensees or invitees or their use or occupancy or manner of use or occupancy of the Premises otherwise than in accordance with the terms of this Lease. All repairs made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed in conformity with the provisions of Article 10, and shall be at least equal in quality and class to the original work or installation or the then standards for the Building reasonably established by Landlord. However, Tenant shall not be responsible for reasonable wear and tear or for repairs which are Landlord’s obligation to make under Section 11.02 below, or subject to Section 8.02 above, or resulting from the acts, omissions, violations of Legal Requirements, breach of this Lease, negligence or willful act of Landlord or any of its agents, contractors, employees or others for whose conduct Landlord is legally responsible.

Section 11.02 Landlord shall, at its expense, make or cause to be made all necessary repairs to keep the Building and the Building Equipment in good order and repair excluding, however, (a) repairs of Tenant’s Property or Tenant Improvements or Tenant’s Rooftop Facilities; and (b) repairs which Tenant is obligated to make pursuant to Section 11.01 and the other terms of this Lease. To the extent Landlord is responsible for any repairs to the roof, and as a result of Landlord’s willful disregard or negligence in making any such repairs water penetration occurs into the Premises, and after specific written notice to Landlord of its intent, and if after a period of seven (7) business days from said written notice the water penetration continues, then, in addition to (but not duplicative of) the remedy set forth in Section 19.02 herein below, Tenant shall be entitled to effectuate such repairs as are reasonably necessary to prevent further water penetration into the Premises, and shall be reimbursed for the same by Landlord.

ARTICLE 12

HEATING, VENTILATION AND AIR CONDITIONING

Section 12.01 Landlord, at Landlord’s expense (except as may be set forth in Article 13), shall furnish and distribute to the Premises, through the Building’s heating, ventilating and air conditioning (“HVAC”) systems, heat, ventilating and air conditioning, as may be required for reasonably comfortable occupancy of the Premises during Building Hours (except during the holidays listed in the definition of Business Days). The Landlord’s HVAC specifications shall include the delivery of outside air CFM exceeding 20 per occupant; the system type consists of fan boxes wired to the electrical panel that services the Premises; electric reheat coils and baseboard radiation are connected to Tenant’s panel for additional comfort heating at the perimeter of the Building; the rooftop units have 100% air side economizer, return/supply fans and gas fired heaters for morning warm up; chilled water is supplied to the cooling coils in the rooftop units; and Tenant’s thermostats are connected to and programmed by Landlord (however Tenant may, in its discretion and at its sole cost and expense connect Tenant’s own “management system” to control their own thermostats within the Premises).

Landlord represents that based on the floor plan and engineering specifications provided by Tenant, upon which Tenant’s Work will be predicated, copies of which are attached hereto as part of Exhibit C, Tenant’s Work will not materially interfere with the Building’s standard air distribution / ventilation throughout the Premises for reasonably comfortable occupancy; but Landlord makes not representations with respect to the same to the extent the floor plan changes or Tenant introduces undisclosed office equipment (e.g. computers, servers, copiers, etc.) into the Premises. Tenant may, by incorporating the same in its Tenant’s Work under Section 4.08, install a supplemental cooling unit to the Building condenser water system, for its exclusive use in Premises only for “IT” and

“LAN” rooms , and then only subject to Landlord’s prior written approval in advance; and Tenant shall separately meter the same at its sole cost and expense, and pay all costs of utilities for operating said system, including without limitation electricity, and supplemental chilled water charges. Tenant shall be solely responsible for the service, repair and maintenance of said system, at its sole cost and expense, and shall provide Landlord with substantiation as to those activities, upon Landlord’s reasonable requests.

Section 12.02 If Tenant shall require heating, ventilating or air-conditioning service at any time other than during Building Hours on Business Days (“After Hours”), Landlord shall furnish the same upon advance notice from Tenant given prior to 2:00 P.M. on the last Business Day before the day on which After Hours service is requested , and Tenant shall pay Landlord’s actual costs therefor based on the then current Building rate (currently $ 120.00 per hour, per zone; each zone being a separate area within the Premises that is serviced by one of the six existing rooftop units), as such costs may be determined by Landlord and subject to change from time to time. Tenant acknowledges it is Tenant’s sole responsibility to determine when After Hours heat or cooling is necessary, for comfortable use of the Premises, and Landlord is not responsible to meet any standards of habitability for Tenant’s use during After Hours periods where After Hours heating or cooling has not been ordered by Tenant. In addition, Landlord shall not be responsible if the normal operation of the Building heating or ventilating system or the air conditioning system serving the Premises shall fail to provide such service in accordance with the requirements of this Lease in any portions of the Premises (a) which shall have an unusual electrical load, or which shall have a human occupancy factor in excess of one person per 135 square feet of rentable area, or (b) because of any rearrangement of partitioning or other Improvements by Tenant which has a material adverse effect on the circulation of the HVAC within the Premises. If Tenant’s use of the Premises exceeds such electrical or occupancy specifications, or if Tenant requires additional HVAC service for computer rooms, business machines, meeting rooms or other special purposes, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, will be installed and maintained by Tenant at Tenant’s sole cost and expense, but only if, in Landlord’s reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or materially interfere with or disturb other tenants. Tenant shall abide by all written regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the heating, ventilating and air conditioning systems.

ARTICLE 13

ELECTRICITY

Section 13.01 The Building has three (3) 2000 amp disconnects which feed Building floors 1-6 at 480/ 277 / 4 wire. The Premises is separately metered for lights, plugs and HVAC fan boxes. Landlord provides conditioned air to the fan boxes, which are controlled by Tenant’s thermostats. Electricity for common chillers is part of the Operating Expenses, and is therefore not a separate direct exclusive expense to Tenant. Subject to the foregoing, Tenant shall pay for all its own use of electricity to the Premises and to the Rooftop Facilities, as either directly invoiced by the provider, or by or though the Landlord.

Section 13.02 Tenant shall not, without the prior consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed), make any material alterations to the wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures, business machines or office appliances (other than typewriters and similar low energy consuming office machines) in the Premises which utilize electrical energy. Should Landlord grant such consent, absent other direct arrangements in writing between Landlord and Tenant, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within 10 days after being billed therefor, provided that Landlord shall not be obligated to consent to any such alteration or installation if, in Landlord’s reasonable judgment, the same can reasonably be expected to cause permanent damage or injury to the Building or the Premises or can reasonably be expected to cause or create a hazardous condition or entail excessive or unreasonable alterations, repairs or expense (unless Tenant agrees in writing to pay the same) or interfere with or disturb other tenants. All wiring or conduit must comply with any applicable Legal Requirements or Insurance Requirements.

Section 13.03 Landlord shall have no liability to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the electrical energy furnished to the Premises or if the quantity or character of the electrical energy is no longer available or suitable for Tenant’s requirements.

Section 13.04 Tenant shall, at its expense, furnish and install all lighting, tubes, lamps, starters, bulbs and ballasts required in the Premises. Landlord shall, at its expense, furnish and install the foregoing in the common areas of the Building.

ARTICLE 14

RESPONSIBILITIES; CLEANING; SECURITY; AND OTHER SERVICES

Section 14.01 Landlord’s leasing program in the Building will be directed during the Term of this Lease as it may be extended, to uses that are of consistent character with other first class mixed use office and retail buildings in Boston, and may include office uses, academic uses, retail uses, laboratory uses (excluding vivariums), restaurant uses, and other uses that are allowable under the Boston Zoning Code and Landlord’s approvals from the Boston Redevelopment Authority as they may be amended or supplemented from time to time.

Section 14.02 Landlord will provide cleaning services to the Building and the Premises, Monday – Friday, holidays excluded, as set forth on Exhibit G attached hereto, consistent with the standard janitorial schedule and standards for Class A office buildings in Boston.

Section 14.03 Tenant shall pay to Landlord as Additional Rent, on demand, Landlord’s charges for: (a) cleaning work in the Premises or the Building required because of (i)

misuse or neglect on the part of Tenant or its agents, employees, contractors, licensees or invitees, (ii) cleanup of food or beverages not properly disposed of by Tenant, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual or extraordinary cleaning of interior window glass surfaces; (iv) non-Building Standard materials or finishes installed by Tenant or at its request, (v) increases in frequency or scope in any of the items set forth in Exhibit G as shall have been requested by Tenant, and (b) removal from the Premises and the Building of (i) so much refuse, debris, and rubbish of Tenant as shall exceed that normally accumulated in the daily routine of ordinary business office occupancy; and (ii) all of the refuse and rubbish of Tenant’s machines and of any eating facilities requiring special handling and (c) additional cleaning work in the Premises or the Building required because of the use of the Premises by Tenant After Hours. Landlord and its cleaning contractor and their employees shall have access to the Premises at all times except between 8:00 A.M. and 6:00 P.M. on Business Days (but 8:00 AM – 1:00 PM Saturdays). Landlord and its cleaning contractor and their employees shall have the use of the Tenant’s light, power and water in the Premises, without charge therefor, as may be reasonably required for the purpose of cleaning the Premises. Landlord shall impose any such charges above in a uniform and non-discriminatory fashion relative to all office tenants in the Building. Landlord shall provide one written warning notice for any infraction by Tenant under subsection (ii) above before imposition of any cost or expense attributable to any such infraction.

Section 14.04 Tenant, with respect to separate area within the Premises for the storage, preparation, service or consumption of food or beverages by its employees as permitted under Section 5.03, at its sole cost and expense, shall cause all portions of the Premises so used to be maintained in a clean and orderly condition and to be exterminated regularly on a proactive basis, and to the extent necessary Tenant shall be responsible for any additional costs incurred by Landlord for cleaning of food consumption areas and periodic pest control services resulting from Tenant’s failure to do so in an adequate manner. Tenant shall not permit any odors to emanate therefrom as may be perceived outside of the Premises.

Section 14.05 Landlord shall supply reasonably adequate quantities of hot and cold water to a point or points in the Premises as shown on the approved plans for Tenant’s Work for ordinary lavatory, cleaning, drinking and kitchen and serving purposes (such as a kitchen sink and dishwasher). If Tenant requires, uses or consumes water for any other purpose, Landlord may install a water meter and measure Tenant’s consumption of water for all purposes. Tenant shall pay Landlord the cost of any such meter and its installation and the cost of keeping such meter and any such installation equipment in good working order and repair as Additional Rent on demand. Tenant agrees to pay for water consumed and shown on said meter and all sewer charges and any other rent, tax, levy or charge based thereon which now or hereafter is assessed, imposed or a lien upon the Premises or the Building, as and when bills are rendered.

Section 14.06 Landlord reserves the right to stop, interrupt or reduce service of the heating, ventilating or air conditioning systems, elevator, electrical energy, or plumbing or any other service or systems, because of Force Majeure, Legal Requirements or Insurance

Requirements or for repairs or Improvements, which, in the judgment of Landlord, are desirable or necessary. Landlord shall give Tenant reasonable advance notice of any scheduled cessation or interruption of services. Landlord shall have no liability to Tenant for failure to supply any such service or system during such period. Landlord agrees, however, to use its reasonable efforts so that any such repairs, alterations and Improvements shall be made with a minimum amount of inconvenience to Tenant and that Landlord will diligently proceed therewith to completion and will employ overtime labor to the extent reasonably necessary, subject to Force Majeure. Landlord shall not be liable to the Tenant for any suspension, interruption or reduction of such services or utilities not within the Landlord’s direct control, and Tenant’s recourse shall only be to such service or utility providers.

Section 14.07 The following provisions govern Landlord’s obligations to provide certain services to the Building and Premises, and are triggered if the conditions described below occur and continue for a period greater than seven (7) consecutive days, in each instance (the “Threshold Period”). If Tenant’s ability to conduct business at the Premises is materially adversely affected beyond the Threshold Period by reason of the failure of Landlord to furnish any life safety system, electrical, plumbing, HVAC, water or elevator service, or access to the Premises (“Critical Services”) required to be provided by Landlord and within Landlord’s sole direct control; then, provided that such failure (or Landlord’s inability to cure such condition) is not due to: (i) Force Majeure; (ii) the conduct or negligence of Tenant or any of its agents, employees, contractors, invitees or others for whom Tenant is legally responsible, or (iii) a failure by the service provider (e.g. electric company, water company, etc.); then, Tenant shall have the right to an equitable abatement of Annual Base Rent and Additional Rent, based upon the impact thereof on Tenant’s ability to conduct business in the Premises, from the date such Critical Services (or any of them) ceased until such time as they are restored.

Section 14.08 Landlord shall manage and operate the Building in a manner consistent with other comparable first class office buildings in the downtown Boston Financial District. No equipment in the Building as is controlled by Landlord shall create noise disturbance to the Tenant’s Premises in excess of levels at NC-35. Landlord shall maintain a fully staffed management office in the Building.

Section 14.09 Landlord shall provide and maintain its standard security system governing access and egress to and from the Building, and to provide its standard security and personnel for the Building, as more specifically set forth in Exhibit D hereto. Tenant shall be solely responsible for installation, monitoring, maintenance and repair of its own security system into the Premises (and for the Rooftop Facilities) from all adjacent common areas and facilities, and to coordinate all means of emergency access into the Premises with Landlord. Tenant shall be solely responsible for the access provided to the Premises by the elevators and for coordinating security for the Premises, at its sole cost and expense, with respect to such elevator access.

Section 14.10 Tenant shall have access to the Premises 24 hours per day, 7 days per week, except in emergencies and subject to reasonable security measures established by Landlord, from time to time.

Section 14.11 Tenant acknowledges that the parking areas in the ground level and lower floors below the Building (the “Adjacent Parking”) are not controlled by Landlord, nor do they constitute any part of the Building or its amenities to which Tenant is entitled. Tenant will be solely responsible to address its own parking needs, wholly separate from any obligations by Landlord under this Lease, the relative availability or non-availability of parking to be at Tenant’s sole risk. Landlord will make reasonable efforts to assist Tenant in procuring rights to park in the Adjacent Parking for up to fifty (50) parking spaces; but said efforts shall not obligate Landlord to incur any costs or expenses toward that end, nor shall the Tenant’s inability to park in the Adjacent Parking, for whatever reason, be deemed to be any breach by Landlord under this Lease. Additionally, Landlord will make reasonable efforts to assist Tenant in procuring rights to place bicycle storage racks in the Adjacent Parking; but said efforts shall not obligate Landlord to incur any costs or expenses toward that end, nor shall the Tenant’s inability to park in the Adjacent Parking, for whatever reason, be deemed to be any breach by Landlord under this Lease. However, should Tenant fail to procure adequate bicycle storage racks in the Adjacent Parking, then Landlord shall secure alternate accommodation for the same within the Building, itself at no cost to Tenant.

ARTICLE 15

DAMAGE TO OR DESTRUCTION OF THE PREMISES

Section 15.01 If the Premises or any part thereof shall be damaged or rendered Untenantable by fire or other insured casualty and Tenant gives prompt notice thereof to Landlord and this Lease is not terminated pursuant to any provision of this Article, promptly after the collection of the insurance proceeds attributable to such damage (which collection Landlord shall promptly seek), Landlord shall, at its expense (but only to the extent of insurance proceeds made available to Landlord, provided that Landlord shall have carried the insurance it is required to carry under this Lease, and in any event Landlord shall be required to fund the amount of any deductible thereunder and the amount that would have been paid had Landlord carried the original insurance), proceed with reasonable diligence to repair or cause to be repaired such damage to the Building, Building Equipment and Tenant’s Work (“Landlord’s Restoration Work”). All other repairs required by reason of such casualty that solely relate to Tenant Improvements (including Tenant’s Work) to the extent not covered as part of “replacement value” under Landlord’s insurance policies, shall be performed by Tenant, at its sole cost and expense, promptly and with due diligence (“Tenant’s Restoration Work”). Except as provided in Section 15.06, the Annual Base Rent and Additional Rent shall be equitably abated to the extent that the Premises shall have been rendered Untenantable, such abatement to be from the date of such damage to the date when Landlord’s Restoration Work has been substantially completed plus a reasonable additional time thereafter for Tenant to perform Tenant’s Restoration Work but in no event longer than one hundred fifty (150) days; provided, however, should Tenant reoccupy any portion of the Premises for the conduct of business earlier, then the Annual Base Rent and Additional Rent allocable to such reoccupied portion, based upon the proportion which the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy.

Section 15.02 Restoration of the Premises in the event of a casualty or fire shall be as provided below:

A. If all or part of the Premises shall be destroyed or rendered wholly Untenantable by fire or other casualty, and this Lease has not been terminated pursuant to Section 15.03, then, Landlord shall prepare an engineering estimate of the date when Landlord’s repair work under Section 15.01 above will be substantially completed (the “Estimated Restoration Date”) and give written notice thereof to Tenant within 120 days after the date of the damage. If the Estimated Restoration Date is later than 1 year from the date of the damage, Tenant may terminate this Lease by giving Landlord written notice of its election to do so within 30 days after the date of Landlord’s notice transmitting the estimate to Tenant. If the Estimated Restoration Date is earlier than 1 year after the date of the damage, or if it is longer than 1 year but Tenant does not give Landlord a termination notice within such 30 day period, then Tenant shall have no right to terminate this Lease under this Section 15.02 and Landlord shall proceed with Landlord’s Restoration Work under Section 15.01.

B. If, however, the Estimated Restoration Date is less than 1 year from the date of damage and Landlord’s Restoration Work has not been substantially completed (x) within 4 months after the Estimated Restoration Date for any reason other than Force Majeure delays or Tenant Delay, or (y) within four (24) months after the damage for any reason other than Tenant Delay, then Tenant shall have the right to terminate this Lease by giving Landlord written notice of its election to do so within 30 days after the applicable deadline under (x) or (y) above, and if Tenant timely gives such notice, this Lease shall terminate 30 days after the date thereof unless Landlord’s Restoration Work is substantially completed within such 30 period, in which event such termination notice shall be void and this Lease shall continue in full force and effect.

Section 15.03 If all or any portion of the Premises is damaged by fire or other casualty (1) at any time and sufficient insurance proceeds to perform Landlord’s Restoration Work are not available due to of the insolvency or bankruptcy of Landlord’s insurer, or (2) at any time during the last two (2) years of the Term hereof such that the cost to perform Tenant’s Restoration Work is reasonably estimated to exceed one fifth (1/5th) of the aggregate Annual Base Rent and estimated Additional Rent for the balance of the Term, then, in any such event this Lease and the Term hereof may be terminated at the election of either party by giving a notice in writing of its election to do so to the other party within sixty (60) days following such fire or other casualty, specifying an effective termination date not less than thirty (30) days after the date of such notice. Notwithstanding the foregoing, if Landlord exercises its termination right under clause (2) of this Section, and if the Extension Option has not lapsed unexercised, Tenant shall have the right to nullify such termination by giving Landlord written notice exercising such Extension Option within thirty (30) days after the date of Landlord’s termination notice.

Section 15.04 Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from any such damage by fire or other casualty or the repair thereof. Landlord shall not be obligated to carry insurance of any kind on Tenant’s Property or any Improvements (including Tenant’s Work) or on any other property which is not part of the Building or Building Equipment and accordingly covered as “replacement cost” under Landlord’s policies, and Landlord shall not be obligated to repair any damage thereto or replace the same.

Section 15.05 This Article shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and no law providing for such a contingency in the absence of an express agreement on this subject now or hereafter in effect shall have any application in such case.

Section 15.06 Notwithstanding any of the foregoing provisions of this Article, if, by reason of some action or inaction on the part of Tenant or any of its employees, agents, licensees or contractors, either (a) Landlord or any Superior Lessor, any Superior Mortgagee or the Fee Mortgagee, shall be unable to collect all of the insurance proceeds (including insurance proceeds for “business interruption/loss of rents”) applicable to damage or destruction of the Premises or the Building by fire or other casualty or (b) unless the waiver of subrogation under Section 8.03 is in effect, the Premises or the Building shall be damaged or destroyed or rendered completely or partially Untenantable on account of fire or other casualty then, without prejudice to any other remedy which may be available against Tenant, the abatement of rent provided for in this Article shall not be effective to the extent of any uncollected insurance proceeds which would have been collected but for such action or inaction of Tenant or any of its employees, agents, licensees or contractors.

Section 15.07 The parties agree that Tenant’s property insurance on its Improvements (including Tenant’s Work) shall be adjusted and disbursed in accordance herewith. If a fire or other casualty occurs and this Lease is not terminated as a result thereof, then Tenant’s insurance shall be adjusted by Tenant and the proceeds thereof shall be paid to Tenant to fund Tenant’s Restoration Work. Landlord and any Superior Mortgagee shall (1) promptly endorse over to Tenant the draft or check for the proceeds attributable to the loss or, (2) at Tenant’s request, consent, in a manner acceptable to the insurer, to direct payment to Tenant, including by wire transfer. If this Lease is terminated as a result of a fire or other casualty, then (a) Tenant’s insurance shall be adjusted jointly by Landlord, any Superior Mortgagee and Tenant and (b) the insurance company shall be directed to disburse the proceeds thereof in separate checks as follows: (1) the Allowance Share of such proceeds shall be paid to Landlord and the Superior Mortgagee as their interests may appear, and (2) the remaining balance of such proceeds shall paid to Tenant. For the purposes hereof, the “Allowance Share” of the proceeds of any insurance on Tenant’s Improvements shall be the amount thereof multiplied by a fraction, the numerator of which is the amount of the Tenant Allowance and the denominator of which is the aggregate cost of Tenant’s Work and any other Improvements installed in the Premises in addition to Tenant’s Work. It is agreed that the Allowance Share shall fully amortize (on an straight-line interest-free basis) over the useful life of the improvements using GAAP. (“Allowance Amortization Period”) In implementation of the foregoing in the case of a termination hereof, Landlord, any Superior Mortgagee and Tenant shall all join in a written direction letter to Tenant’s insurance company (A) advising it that this Lease has terminated as a result of the loss in question, (B) directing it to disburse, by means of separate checks, a specific amount or percentage of insurance proceeds available under Tenant’s policy to Landlord and such Superior Mortgagee (as their interest may appear) and to Tenant, respectively, (which amounts shall be determined in accordance herewith) and (C) authorizing the insurance company to rely on such letter without inquiry and agreeing that it shall not be responsible or liable to any of the signatories to the letter for complying therewith.

ARTICLE 16

EMINENT DOMAIN

Section 16.01

A. In the event that the Premises or any material part thereof, or the whole or any part of the Building, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage for which Landlord or Tenant shall be entitled to compensation (collectively, a “Taking”), then this Lease and the term hereof may be terminated at the election of Landlord by giving Tenant written notice of its election to do so within sixty (60) days following the date on which Landlord shall have received notice of such Taking. In the event that more than twenty-five (25%) percent of the rentable area of the Premises, or a material part of the means of access thereto or egress therefrom, shall be the subject of a Taking and the remainder of the Premises or the means of access or egress, even after restoration, shall be unsuitable for Tenant’s use, then this Lease and the term hereof may be terminated at the election of Tenant by giving Landlord written notice of its election to do so within sixty (60) days following the date on which Tenant shall have received notice of such Taking.

B. Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the Premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord’s notice elect to terminate this Lease and the term hereof retroactively as of the date on which the Taking became legally effective. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date, and the Rent shall be apportioned as of such date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord’s expense, restore the remainder of the Premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to the Taking (but only to the extent of Taking proceeds made available to Landlord therefor) in which event (i) the Rentable Area of the Premises shall be remeasured, (ii) a just proportion of the Rent, according to the nature and extent of the Taking and the resulting permanent injury to the Premises and the means of access thereto, shall be permanently abated, and (iii) a just proportion of the remainder of the Rent, according to the nature and extent of the Taking and the resultant injury sustained by the Premises and the means of access thereto, shall be abated until what remains of the Premises and the means of access thereto shall have been restored as fully as may be practicable with the available Taking proceeds for permanent use and occupation by Tenant hereunder. Except for any award specifically reimbursing Tenant for moving or relocation expenses, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any Taking. In implementation and in confirmation of such reservation, Tenant hereby acknowledges that Landlord shall be entitled to receive all such compensation and damages, grants to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agrees to execute and deliver whatever further instruments Landlord may from time to time reasonably request with regard thereto. In the event of any Taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made for such use, provided, that if any Taking is for a period extending beyond the term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date or earlier termination of this Lease.

Section 16.02 The following govern Permanent Takings:

A. Notwithstanding anything to the contrary contained in the reservation in Section 16.01, in the event of a permanent taking which results in the termination of this Lease, Tenant shall be entitled to receive out of the Award Balance an amount equal to the lesser of (1) the Premises Award Balance or (2) the Book Value of Tenant’s Improvements. Tenant shall have the right to provide input to Landlord to be taken into account in Landlord’s proof of damages in the award proceedings.

B. For the purposes of this Section 16.02, the following terms shall have the following meanings:

“Award Balance” shall be the amount, if any, by which (1) the total compensation and damages awarded in a permanent Taking net of all reasonable costs and expenses incurred to collect the same, exceeds (2) the aggregate of all amounts payable in such event under (i) all Superior Mortgages, and (ii) Landlord’s Total Project Costs (which were not financed by such Superior Mortgages) and (iii) the remaining difference between (i) and (ii) and the then fair market value of the Property.

“Landlord’s Total Project Costs” shall mean all hard and soft costs and expenses incurred by Landlord in connection with the development and initial lease-up of the Real Property, including, without limitation, the acquisition of the Land and reconstruction of the Building.

“Premises Award Balance” shall be an amount equal to the Award Balance multiplied by the Premises Percentage.

“Premises Percentage” is a fraction, converted to a percentage, the numerator of which is the Premises Area and denominator of which is the aggregate Rentable Area of the Office Area and the Retail Area, as of the date of the Taking.

“Book Value of Tenant’s Improvements” shall be the book value of Tenant’s Improvements and Fixtures as of the date of the Taking determined in accordance with GAAP, not including any amount thereof funded by the Allowance.

ARTICLE 17

CONDITIONS OF LIMITATION

Section 17.01 To the extent permitted by applicable law, this Lease and the Term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for ninety (90) days, Landlord may give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice, and upon the expiration of said five (5) day period this Lease and the term and estate hereby granted, whether or not the term shall have commenced, shall terminate with the same effect as if that day were the Termination Date, but Tenant shall remain liable for damages as provided in Article 18.

Section 17.02 This Lease and the Term and estate hereby granted are subject to the limitations that:

(a) if Tenant shall default in the payment when due of any installment of Annual Base Rent or in the payment when due of any Additional Rent, and such default shall continue for a period of 10 days after notice by Landlord to Tenant of such default, provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions during the immediately preceding twelve (12) months there had been a default in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant hereunder; or

(b) if Tenant shall default in the performance of any term of this Lease on Tenant’s part to be performed (other than the payment of Annual Base Rent and Additional Rent) and Tenant shall fail to remedy such default within 30 days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of 30 days if Tenant shall not (x) promptly upon the giving by Landlord of such notice, advise Landlord of Tenant’s intention to institute all steps necessary to remedy such situation, and (y) promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, and (z) complete such remedy within a reasonable time, not to exceed ninety (90) days after the date of the giving of said notice by Landlord and in any event prior to such time as would (i) subject Landlord, Landlord’s agents, any Superior Lessor, Superior Mortgagee or Fee Mortgagee to prosecution for any crime or civil violation of law; or (ii) cause a default under any such Superior Lease, Superior Mortgage or Fee Mortgage or (iii) cause cancellation under any insurance policy covering the Building or the Premises; or,

(c) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation or law or otherwise, devolve upon or pass to any person other than Tenant except as is expressly permitted under Article 22; or

(d) if the Premises shall be abandoned (unless as a result of a casualty), however, vacancy of the Premises shall not be construed as abandonment so long as all of Tenant’s obligations under this Lease are being performed and reasonable measures are being used to manage all vacant space;

then in any of said events Landlord may give to Tenant notice of intention to terminate this Lease and to end the Term and the estate hereby granted at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the Term and estate hereby granted (whether or not the Term shall have commenced) shall terminate upon the expiration of said 3 days with the same effect as if that day were the Termination Date, but Tenant shall remain liable for damages as provided in Article 18.

ARTICLE 18

DEFAULT, RE-ENTRY BY LANDLORD, REMEDIES, SECURITY DEPOSIT

Section 18.01

A. If Tenant shall default in the payment when due of any installment of Annual Base Rent or in the payment when due of any Additional Rent and such default shall continue for a period of 10 days after notice from Landlord to Tenant of such default or if this Lease and the Term shall terminate as provided in Article 17:

(1) Landlord and Landlord’s agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall terminate, re-enter the Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages thereof), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of its or their property and effects from the Premises, without liability for damage thereto, to the end that Landlord may have, hold and enjoy the Premises and in no event shall reentry be deemed an acceptance of surrender of this Lease; and

(2) Landlord, at its option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Termination Date, at such rental or rentals and upon such other terms and conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of such reletting, for refusal or failure to collect any rent upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. Landlord, at Landlord’s option, may make such repairs, Improvements, alterations, additions, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(3) Notwithstanding the foregoing, Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the Premises in the event that the Lease is terminated based upon an uncured default by Tenant hereunder. Marketing of the Premises in a manner similar to the way Landlord markets other premises within Landlord’s control in the Building shall be deemed to satisfy Landlord’s obligation to use such “reasonable efforts.” In no event shall Landlord be required (i) to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to re-let the Premises free of any claim of Tenant, (ii) lease the Premises to a tenant whose proposed use, in Landlord’s sole but bona fide judgment, will cause an unacceptable mix of uses in the Building, (iii) relet the Premises before leasing other vacant space in the Building, (iv) lease the Premises for a rental less than the current fair market rental then prevailing for similar office space in the Building, or (v) enter into a lease with any proposed tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a manner comparable to other tenants in the Building. In no event, however, shall Tenant’s liability hereunder be diminished or reduced if or to the extent such reasonable- efforts of Landlord to relet are not successful.

B. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease, unless Landlord gives written notice to Tenant of such election. In the event Landlord relets the whole or any part or parts of the Premises pursuant to this Article 18 without terminating this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

Section 18.02 In the event of a default by Tenant beyond any applicable grace, notice or cure period, Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby expressly waive any and all rights, so far as is permitted by law, which Tenant and all such persons might otherwise have to (a) the service of any notice of intention to re-enter or to institute legal proceedings to that end, (b) redeem the Premises or any interest therein, (c) re-enter or repossess the Premises, or (d) restore the operation of this Lease, after Tenant shall have been dispossessed by a judgment or by a warrant of any court or judge, or after any re-entry by Landlord, or after any termination of this Lease, whether such dispossession, re-entry by Landlord or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “reenter,” “re-entry” and “reentered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

Section 18.03 In the event of any breach by Tenant or any person claiming through or under Tenant of any of the terms of this Lease, Landlord shall have the right to invoke any right allowed at law or in equity, by statute or otherwise, as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

Section 18.04 If this Lease is terminated under the provisions of Article 17, or if Landlord shall re-enter the Premises, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of the Landlord, promptly on demand, either:

(a) the amount by which, at the termination of the Lease, the aggregate of the Annual Base Rent, and Additional Rent (including, without limitation, the tax escalation payments projected on the basis of experience under this Lease) and other sums payable hereunder (based on historic projections) projected over a period from such termination until the Termination Date (as the same may have been extended) exceeds the aggregate projected fair market rental value of the Premises for such period, or,

(b) sums equal to the Annual Base Rent and the Additional Rent (based on historic projections) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Premises, accelerated and payable to Landlord upon such demand; provided however, that if Landlord shall relet the Premises for times attributable to such period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the reasonable expenses reasonably incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the expenses of reletting including altering and preparing the Premises for new tenants; including brokerage commissions, and all other expenses properly chargeable against the Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining Term of this Lease (as it may have been extended); but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting.

If the Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting if such rent has been bargained for on an arm’s length basis in the then prevailing market.

Section 18.05 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 17, or under any provision of law, or had Landlord not re-entered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of the termination of this Lease or reentry on the Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount is greater, equal to, or less than any of the sums referred to in Section 18.04.

Section 18.06 Nothing in this Lease shall be construed as limiting or precluding the recovery by one party against the other of any sums or damages to which, in addition to the damages particularly provided above, the damaged party may lawfully be entitled by reason of any default hereunder on the part of Tenant. No breach of this Lease shall entitle either party to consequential damages.

Section 18.07 Each right of Landlord and Tenant provided for in this Lease shall be cumulative and shall be in addition to every other right provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by either party of any one or more of such rights shall not preclude the simultaneous or later exercise by either party of any or all other rights provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise.

Section 18.08 Within five (5) Business Days of full execution and delivery of this Lease by both parties, Tenant shall post with Landlord (and maintain at all times during the Term (as it may be extended herein), a Security Deposit in the amount Seven Hundred Eighty Eight Thousand Eight Hundred Twenty ($ 788,820) Dollars(the “Security Deposit Amount”) as described below; which shall be held as security for Tenant’s performance as herein provided, to be returned to Tenant promptly at the end of this Lease Term (as it may be extended herein), unless applied by Landlord prior thereto in the event of any uncured default by Tenant hereunder beyond applicable notice, grace and cure periods. Failure to deliver the Security Deposit Amount shall result in automatic termination of this Lease, time being of the essence.

The Security Deposit Amount shall be reduced to Four Hundred Seventy Three Thousand Two Hundred Ninety Two ($ 473,292) Dollars (which upon reduction shall be deemed the defined Security Deposit Amount) at the beginning of the fourth Lease Year hereunder, provided there has been no uncured default by Tenant in the intervening period (or no occasion where Landlord was required to apply any part of the Security Deposit Amount to cure any default during the intervening period); otherwise it shall not be reduced. Landlord shall either promptly return the Letter of Credit to the Issuer if required by the Issuer as a prerequisite to issuing a new letter of Credit for the Reduced Security Deposit Amount, provided the exchange is simultaneous such that there is no lapse in coverage as a result.

The Security Deposit Amount shall be delivered to Landlord, as set forth above, either by:

(a) bank check (which sum, plus any interest thereon, Landlord shall be entitled to commingle and use with Landlord’s own funds); or

(b) irrevocable stand-by Letter of Credit, substantially in the form attached hereto as Exhibit H from a commercial bank reasonably acceptable to Landlord. Landlord hereby approves of Comerica Bank as the issuer of the Letter of Credit.

If available to Tenant, the Letter of Credit shall be the full term of this Lease. However, the Letter of Credit may be written on an annual basis with a provision that it may be drawn upon if Tenant fails to provide a renewal or replacement therefor forty-five (45) days prior to the expiration of the then existing Letter of Credit.

The Letter of Credit shall: (i) name Landlord as beneficiary; (ii) be cancelable only with a minimum 30 days prior notice to Landlord; and (iii) be substantially in the form attached hereto as Exhibit H and in all other respects in form and substance reasonably satisfactory to Landlord. Landlord reserves the right, at any time at which the Landlord has reasonable grounds to question the economic viability of the bank issuing the then existing Letter of Credit to require that the original Letter of Credit be replaced by another Letter of Credit issued by another commercial bank reasonably acceptable to Landlord. Tenant shall be required to make its substitution within fourteen (14) Business Days from receipt of Landlord’s notice. Failure to provide said replacement Letter of Credit shall entitle Landlord to draw on the existing Letter of Credit and hold the cash proceeds thereof as the Security Deposit hereunder.

Landlord agrees that it shall not draw on the Security Deposit Amount hereunder except to the extent necessary to cure a default beyond applicable notice, grace and cure periods hereunder, or upon failure to Tenant to tender a replacement or renewal Letter of Credit as contemplated above. Landlord agrees that it shall deliver the Security Deposit to any successor in interest to Landlord’s rights hereunder; and Tenant hereby acknowledges Landlord’s rights to do so without Tenant’s further approval; Tenant further agreeing to execute any documents reasonably necessary to effectuate the same and without any additional cost to Tenant.

ARTICLE 19

SELF HELP, FEES AND EXPENSES

Section 19.01 If Tenant shall default in the performance of any non-monetary term of this Lease on Tenant’s part to be performed beyond the expiration of applicable grace, notice and cure periods, Landlord, without thereby waiving such default and without liability to Tenant in connection therewith, may, but shall not be obligated to, perform the same for the account and at the expense of Tenant, without notice in case of emergency in order to prevent an immediate or reasonably imminent forfeiture of Landlord’s interest in the Building or to prevent reasonably anticipated material damage to property or personal injury and upon 30 days’ prior notice in all other cases, Landlord may enter the Premises at any time to cure any default without any liability to Tenant. Invoices for any expenses incurred by Landlord in connection with any such performance or involved in collecting or endeavoring to collect Rent or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease or pursuant to law, including any cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as invoices for any property, material, labor or services provided, furnished or rendered, including reasonable attorneys’ fees and disbursements, shall be paid by Tenant as Additional Rent on demand. In the event that Tenant is in arrears in payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited and Landlord may apply any payments made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or requests by Tenant as to the items against which any such payments shall be credited.

Section 19.02 If Landlord shall default in the performance of any obligation on its part to be performed hereunder, then Tenant, without thereby waiving such default and without liability to Landlord in connection therewith, may, but shall not be obligated to, cure said default and perform the same for the account and at the expense of Landlord but: (i) only upon twenty one (21) Business Days prior written notice to Landlord in all cases; (ii)

only as said performance is contained directly to the Premises itself, the Generator (as described in Exhibit L, or to any of the Tenant’s own Rooftop Facilities; and (iii) only if such default is not occasioned by a Force Majeure occurrence. Once said notice is given to the Landlord, Landlord may enter the Premises at any time to effectuate a cure, without any liability to Tenant. To the extent Landlord does not begin to effectuate a cure within said twenty one (21) Business Days, or if Landlord fails to diligently pursue the same once commenced, then Tenant may then render such performance as will cure the offending condition, informing Landlord when it will commence the same and as to the nature, extent, and a measures being undertaken to effectuate such cure, and anticipated costs. To the extent Tenant incurs any direct third party costs or expenses in effectuating such cure as aforesaid, then invoices for any property, material, labor or services provided, furnished or rendered, (but not including attorneys’ fees and disbursements), shall be presented to Landlord for its payment or reimbursement, and if Landlord fails to pay the same thirty (30) days after receipt thereof, or fails to contest the same in good faith, then Tenant may, as of the first day of the next successive month offset from its payments of Annual Base Rent such reimbursement amount together with interest at the Interest Rate (accruing from the date of Tenant’s payment of such costs) by providing Landlord with a written notice prior to such offset no later than the 27th day of the month.

Section 19.03 If Landlord and Tenant, under the foregoing circumstances, cannot agree as to the existence, cause, or nature of any offending condition; as to the appropriateness or effectiveness of any cure; as to the party responsible to address the condition or effectuate such cure; or as the sums to be incurred to effectuate such cure; then either party may at any time refer the matter for mediation and arbitration by filing a application therefore with JAMS (Boston offices) or such other comparable dispute resolution service (if JAMS ceases to operate or fails to maintain offices in the greater Boston area). The parties will undertake a mediation first, not to exceed one half day in duration, and then may proceed immediately to arbitration. The arbitration shall be before an individual with expertise in commercial real estate in the greater Boston area. The arbitration shall be limited in scope to the impact on Tenant’s lease and occupancy and will not make any determinations as to or have any greater impact on the Building or on other tenants or leases. The arbitration shall be binding on the parties. Neither party will be entitled to attorneys’ fees or costs.

ARTICLE 20

NON-LIABILITY AND INDEMNIFICATION

Section 20.01

A. Tenant shall exonerate and indemnify and save harmless Landlord and its agents against and from (a) any and all claims arising from (i) the management of the Premises or the conduct of any business in the Premises by or on behalf of Tenant or (ii) any work or thing whatsoever done, or any condition created (other than by Landlord , its employees or contractors for Landlord’s or Tenant’s account) in or about the Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises, or (iii) any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants, occupants or licensees or its or their employees, agents or contractors within the Premises, or (iv) the use or occupancy of the Premises or any area of the Building to which this Lease applies as if it were part of the Premises (e.g., the Roof top Facilities) by Tenant or any of its subtenants, occupants or licensees or its or their employees, agents or contractors, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon (however, in the case of any claim by Landlord against Tenant, only if Landlord prevails). In case of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding by legal counsel approved by Landlord.

B. Landlord shall indemnify and save harmless Tenant and its agents against and from (a) any and all claims arising from any negligent or otherwise wrongful act or omission of Landlord or any of its employees, agents or contractors which occurs in any of the common areas of the Building, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim (however, in the case of any claim by Tenant against Landlord, only if Tenant prevails). In case of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by legal counsel approved by Tenant.

Section 20.02 All of Tenant’s Property, Tenant Improvements, and all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord (except to the extent of Landlord’s gross negligence or wilful misconduct, such disclaimer may be prohibited by law).

ARTICLE 21

SURRENDER

Section 21.01 On the Termination Date or upon the sooner termination of this Lease or upon any reentry by Landlord pursuant to Article 18 upon the Premises, Tenant shall, at its sole cost and expense, quit, surrender, vacate and deliver the Premises to Landlord “broom clean” and in good order, condition and repair except for ordinary wear, tear and damage by fire or other casualty, together with all Tenant Improvements which are not required to be removed at the end of the Term by Tenant under Article 10 and Fixtures and any Tenant Improvements which Tenant has the option to remove but does not in fact remove (except as otherwise provided for in this Lease). Tenant shall remove from the Real Property all of Tenant’s Property, all Tenant Improvements which are required to be removed at the end of the Term under Article 10 and all other personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises and the Real Property occasioned by such removal. Any Tenant’s Property or other personal property which shall remain in the Premises after the termination of this Lease shall be deemed to have been, abandoned and either may be retained by Landlord as its property or may be disposed of in such a manner as Landlord may see fit. If such Tenant’s Property or other personal property or any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale as the property of Landlord. Any reasonable expense reasonably incurred by Landlord in removing or disposing of such Tenant’s Property or other personal property shall be reimbursed to Landlord by Tenant as Additional Rent on demand.

Section 21.02 If the Termination Date or the date of earlier termination of this Lease falls on a day which is not a Business Day, then Tenant’s obligations under Section 21.01 shall be performed on or prior to the immediately preceding Business Day.

Section 21.03 If the Premises are not surrendered upon the termination of this Lease, Tenant hereby indemnifies Landlord against actual, direct liability to the extent resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay and any other loss, cost or damage (consequential or otherwise) resulting therefrom, subject, however, to the provisions of Section 18.07.

Section 21.04 In the event Tenant remains in possession of the Premises after the termination of this Lease without Landlord’s consent or the execution of a new lease, Tenant, at the option of the Landlord, shall be deemed to be occupying the Premises as a tenant at sufferance, at a per diem rental equal to two hundred (200%) percent of the Annual Base Rent on a per diem basis; and Tenant shall be responsible for any and all direct damages Landlord actually incurs as a result thereof.

Section 21.05 Tenant’s obligation under this Article shall survive the termination of this Lease.

ARTICLE 22

ASSIGNMENT, MORTGAGING AND SUBLETTING

Section 22.01

A. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that, except as hereinafter provided in Section 22.01B. below, it shall not assign, mortgage, pledge, or otherwise encumber, all or any part of its interest in this Lease, sublet the Premises, in whole or in part, or permit the Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance; said consent not to be unreasonably withheld, conditioned or delayed. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 22 shall be void.

B. Notwithstanding the foregoing, Tenant may an assign or sublease to: (i) an Affiliate of Tenant, or (ii) any entity into which Tenant may be merged or consolidated or that acquires all of substantially all of the shares or assets of Tenant provided that Tenant shall give Landlord written advance notice of any assignment, subletting or other transaction concerning the Premises with any of such entities. For the purposes hereof, an “Affiliate” of any entity shall be defined as any other entity which Controls, is Controlled by, or is under common Control or jointly Controlled with, such or entity, with “Control” being defined as ownership of 50% or more of the voting interest in such entity. Tenant shall not be relieved of any liability hereunder in the event of any such assignment or sublease.

Section 22.02 If Tenant shall, at any time or from time to time, desire to assign its interest in this Lease or to sublet the Premises where consent of Landlord is required, Tenant shall give Landlord written notice of its desire to assign this Lease or sublet all or any part of the Premises, as the case may be, and the proposed effective date of desired transaction. In the case of a proposed sublease, Tenant shall specify in such notice the portion of the Premises and time period that would be involved therein.

Section 22.03 If Tenant requests approval for any assignment or sublease, provided Tenant is not then in default beyond any applicable notice, grace and cure periods hereunder, Landlord shall not unreasonably withhold, condition or delay its consent to the proposed assignment or subletting for the Permitted Use; provided that the grounds upon which Landlord may withhold its consent are:

(a) the prospective assignee’s or sub-lessee’s intended use of the Premises does not conform to the primary Permitted Use set forth in the Lease;

(b) the nature, character, reputation, class and standards of the prospective assignee’s or sublessee’s business will not be consistent with those of other tenants in the Building;

(c) the financial strength and reliability of the prospective assignee or sub-

lessee, excluding any additional personal or corporate guarantees, is not sufficient, in Landlord’s reasonable business judgment, to meet all of Tenant’s obligations to be performed as of and from the date of said assignment or sub-letting. The prospective assignee or sub-lessee must produce to Landlord’s accountants a verified and current audited financial statement, (or if none has been prepared by said prospective assignee within the past three years, a CPA or company Treasurer certified current financial statement), and such other documentation as is reasonably material in making such determination;

(d) the failure of Landlord’s lender(s) to consent; however, no express separate consent shall be required from Landlord’s lender(s) if the following conditions are met: (w) the general office use remains strictly unchanged; (x) Tenant shall not be in material default under this Lease beyond the expiration of any applicable notice, grace and cure periods (at the time of Tenant’s request and at the time of assignment or sublet), and

(y) the net worth (i.e., shareholder equity) of the prospective assignee or subtenant when combined with the Tenant’s net worth at the time of the request, is equivalent or better than Tenant’s net worth as of the execution of this Lease (i.e., $12.8 million) and (z) Tenant remains primarily liable for all obligations under the Lease notwithstanding the assignment or sublet.

Notwithstanding the foregoing, Tenant may not, except with Landlord’s consent, assign or sublease to any proposed assignee or subtenant who is then be a tenant, subtenant or assignee of any space in the Building.

Landlord shall respond to Tenant’s request for consent under this Section 22.03 within fourteen (14) Business Days after Tenant’s written request therefor. Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs, including reasonable attorneys’ fees and disbursements, that may be reasonably incurred by Landlord in connection with said assignment or sublease and request for consent thereto.

Section 22.04 Every subletting hereunder is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this Lease should be terminated prior to the Termination Date or if Landlord should succeed to any portion of Tenant’s estate in the Premises, then at Landlord’s election such subtenant shall either surrender that portion of the Premises to Landlord within sixty (60) days of Landlord’s request therefor, or shall attorn to and recognize Landlord as such subtenant’s landlord under such sublease (except that Landlord shall not be liable for any previous act or omission of Tenant, nor bound by any modification of the Sublease not approved in writing by Landlord, nor liable for any security not received by landlord or any prepaid rent in excess of one month’s rent), and such subtenant shall promptly execute and deliver any instrument Landlord may reasonably request to evidence such attornment.

Section 22.05 Except in connection with transactions permitted under Section 22.01B, Tenant shall deliver to Landlord a copy of each sublease or assignment made hereunder at least ten (10) days prior to its execution. Tenant shall remain fully liable for the due and timely performance of all of Tenant’s obligations hereunder notwithstanding any subletting or assignment provided for herein and, without limiting the generality of the foregoing, shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant, assignee or anyone claiming by, through or under any subtenant or assignee which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Notwithstanding any assignment and assumption by the assignee of the obligations of Tenant hereunder, Tenant herein named, and each immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant’s obligations hereunder, and shall remain fully and directly responsible and liable to Landlord for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this Lease. No amendment or modification of the Lease agreed to by Landlord and any assignee of Tenant that increases Tenant’s obligations under the Lease as of the date immediately prior to any assignment of Tenant’s interest in the Lease shall be effective as against Tenant.

Section 22.06 Except in connection with transactions permitted under section 22.01B, each sublease shall be in form and content reasonably satisfactory to Landlord, and shall contain provisions setting forth the matters contained in Section 22.04 above, and further provisions that: (i) the sublease is subject and subordinate to this Lease and all amendments and modifications hereof, and (ii) the sublease shall not be assigned, transferred, pledged, mortgaged or encumbered by the subtenant, in whole or in part, nor shall the sublet premises be sub-sublet or used or occupied by persons other than the subtenant, without the prior written consent of Landlord in each instance. No subletting shall end later than one day before the expiration of the Initial Term of the Lease.

Section 22.07 Except in connection with transactions permitted under section 22.01B, no assignment of Tenant’s interest in this Lease shall be binding upon Landlord unless the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby such assignee agrees unconditionally to be personally bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers.

Section 22.08 Except for transactions permitted under Section 22.01B, if Landlord shall have consented to any assignment or subletting, or if there is any transfer of this Lease by operation of law or otherwise, and if Tenant shall receive any consideration from its assignee or subtenant for or in connection with the assignment of Tenant’s interest in this Lease or the subletting of the Premises or any part thereof, as the case may be, or if Tenant shall sublet the Premises or a part thereof at a rental rate (including additional rent) which shall exceed the rental rate payable hereunder, then Tenant shall pay to Landlord, as Additional Rent hereunder, fifty (50%) percent of such excess, after deduction for the reasonable third party costs of Tenant, including, without limitation, reasonable: legal fees; brokerage fees; architect and engineering fees; construction costs for demising the Premises to accommodate the new tenancy. In the case of a subletting of less than the entire Premises, the above calculation of rental rates shall be made on a per square foot basis.

Section 22.09 The consent of Landlord to an assignment or a subletting shall not relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

Section 22.10 If Tenant’s interest in this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, upon default by Tenant beyond any applicable grace period, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rental herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Article or of any default hereunder or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further observance or performance by Tenant of all of the covenants, conditions, terms and provisions on the part of Tenant to be performed or observed.

ARTICLE 23

SUBORDINATION AND ATTORNMENT

Section 23.01 This Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to (a) all present and future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the Land and the Building or any portion thereof (collectively, including the applicable items set forth in subdivision (d) of this Section 23.01, a “Superior Lease”), (b) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect the Land, the Building or the Superior Lease (collectively, including the applicable items set forth in subdivisions (c) and (d) of this Section 23.01, a “Superior Mortgage”) whether or not such Superior Mortgage also covers other lands or buildings or leases, (c) each advance made or to be made under a Superior Mortgage, (d) all renewals, modifications, replacements, supplements, substitutions and extensions of any Superior Lease and any Superior Mortgage and all consolidations of any Superior Mortgage (provided that in the case of subordination of this Lease to any future Superior Leases or Superior Mortgages, the Superior Lessor or Superior Mortgagee agrees not to disturb the possession of Tenant so long as Tenant is not in default hereunder), and (e) the Permitted Encumbrances. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation thereof; Tenant shall promptly execute and deliver, at its own cost and expense, (x) in the case of a Superior Mortgage, a Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit I attached hereto; or (y) in the case of a Superior Lease, a Recognition Agreement in the form of Exhibit I-1 attached hereto; and/or (z) any other instrument, in recordable form if requested, that Landlord, any Superior Lessor or Superior Mortgagee may reasonably request to evidence such subordination provided it is substantially similar to the forms attached as Exhibit I or Exhibit I-1, as applicable), and the same shall be executed in turn by Landlord, any Superior Lessor or Superior Mortgagee.

Section 23.02 If at any time prior to the termination of this Lease, any Superior Lessor or Superior Mortgagee or any person, or any Superior Lessor’s, Superior Mortgagee’s or such person’s successors or assigns (the Superior Lessor, Superior Mortgagee and any such person or successor or assign being herein collectively referred to as “Successor Landlord”) shall succeed to the rights of Landlord under this Lease through possession or foreclosure or delivery of a new lease or deed or otherwise, Tenant agrees, at the election and upon request of any such Successor Landlord, to attorn fully and completely, from time to time, to and recognize any such Successor Landlord, as Tenant’s landlord under this Lease upon the then executory terms of this Lease. The foregoing provision of this Section shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such Successor Landlord agrees to execute, from time to time, instruments to evidence and confirm the foregoing provisions of this Section satisfactory to any such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then executory terms of this Lease and pursuant to the provisions of the Subordination Non-Disturbance and Attornment Agreement (i.e. Exhibit I) or the Recognition Agreement (i.e. Exhibit I-1).

Section 23.03 Landlord warrants and represents that as of the Execution Date (i) the only Superior Lease affecting the Land and Building is that certain Air Rights Lease dated as of April 7, 1996 and that Abbey Lafayette Owner LLP (“Owner”) is the Landlord under that Superior Lease, and (ii) there is no current Superior Mortgage; Landlord fully reserving all rights in the future to mortgage its interests to one or more Superior Mortgagees. Notwithstanding anything in this Article 23 to the contrary, it shall be an express condition precedent to Tenant’s obligations under this Lease that (i) within thirty (30) days of the Execution Date, Landlord delivers to Tenant a ground lease nondisturbance agreement in the form attached hereto as Exhibit I -1 (“Ground Lease NDA”) from Owner; and (ii) if and to the extent any mortgage is placed on the Property at any time subsequent to the Execution Date, Landlord will provide Tenant within thirty (30) days of the recording of said mortgage a mortgage nondisturbance agreement (“Mortgage NDA”) from the then Existing Mortgagee in the form attached hereto as part of Exhibit I; and (iii to ensure subordination of this Lease to any future Superior Lease and/or any future Superior Mortgage, that the Superior Lessor and/or the Superior Mortgagee execute and deliver to Tenant a Ground Lease NDA substantially in the form attached hereto as part of Exhibit I-1 and/or a Mortgage NDA substantially in the form attached hereto as part of Exhibit I (to be executed by Tenant as contemplated in Section 23.01).

ARTICLE 24

ACCESS, CHANGES IN BUILDING FACILITIES

Section 24.01 All walls, windows and doors (except for the inside surfaces thereof) bounding the Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance) any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord. The parties shall cooperate with each other in connection with the design for Tenant’s Work to ensure that mutually acceptable access panels are located where necessary.

Section 24.02 Tenant shall permit Landlord to install, use, replace and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Premises.

Section 24.03 Landlord or Landlord’s agent shall have the right, upon request (except in emergencies as contemplated by the last sentence of this Section where no such request will be required), to enter and/or pass through the Premises or any part thereof, at reasonable times during reasonable hours (i) to examine the Premises and to show them to the fee owners, lessors under Superior Leases, holders of Superior Mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, or as to any space therein, and (ii) for the purpose of making such repairs or changes in or to the Premises or in or its facilities, as may be provided for by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Premises that may be required for such repairs, changes, repainting or maintenance, without liability to Tenant, but Landlord shall not unreasonably interfere with Tenant’s use of the Premises or store materials in the Premises without Tenant’s consent and shall use the freight elevator wherever possible: in performing repairs. Landlord shall also have the right to enter on and/or pass through the Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Premises or said structure. Notwithstanding the foregoing, except as otherwise required under the Permitted Encumbrances, neither Landlord nor any of its agents, employees, contractors or invitees shall be permitted to enter any part of the Premises except in compliance with reasonable security requirements established by Tenant, which may include a requirement for access during business hours insofar as reasonably practicable, and a prohibition against entry into any part of the Premises where monies, securities or valuables are kept at any time without a representative of Tenant, which Tenant shall provide upon request, except that the parties shall establish mutually acceptable alternative arrangements for access to the Premises by Landlord and its personnel during emergencies, provided that Landlord shall not be responsible for any failure to perform its obligations hereunder which is due to adherence to Tenant’s security requirements, and any additional cost incurred by Landlord as a result thereof shall be paid for by Tenant.

Section 24.04 Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof; as it may deem necessary or desirable. However, Landlord’s right to make changes shall not include any changes which affect the size, configuration, location or dimensions of the Premises or which deprive or interfere with reasonable access or egress. No changes in entrances, doorways and passageways on the floors on which the Premises are located shall be made without Tenant’s consent (which may be withheld if, in Tenant’s reasonable judgment, any such change shall materially affect Tenant’s business operations or result in extra costs for Tenant, except if there is not a reasonable cost effective alternative available to Landlord). Landlord shall consult with Tenant before making any changes in the immediate vicinity of the Premises which could reasonably be anticipated to jeopardize the security of the Premises for the conduct of Tenant’s business.

Section 24.05 Any piping, conduits, equipment and the like that Landlord may desire to install that might affect the Premises shall be installed above Tenant’s ceiling, below Tenant’s flooring and behind Tenant’s walls such that in no event shall the “volume” of the Premises be reduced at all. Landlord shall exercise best efforts to minimize any inconvenience to Tenant, or interference with Tenant’s use of the Premises, the Common Areas or Tenant’s business operations, in connection with any future construction on the Land or Building, or repairs or other work done by Landlord under the Lease, or in connection with any rights of access permitted to Landlord under the Lease, and Landlord shall carry out such repairs or other work promptly and diligently. Landlord shall provide Tenant with not less than: (i) ten (10) days prior written notice of any intended repairs, except in the case of an emergency, for which Landlord no prior notice shall be required; and (ii) at least ninety (90) days prior written notice of any intended improvements to the Building or Property. Landlord acknowledges that such repairs or other access may be intrusive to Tenant’s business operations, and agrees, except in case of emergency to (i) consult with Tenant and (ii) make reasonable efforts to schedule any such repairs, work or other access in such manner, at such times and in such locations as to create the least practicable interference with Tenant’s business operations.

ARTICLE 25

INABILITY TO PERFORM

Section 25.01 This Lease and the obligations of Tenant to pay rent and perform all of the terms of this Lease on the part of Tenant to be performed shall in no way be affected because Landlord is unable or delayed in fulfilling any of its obligations under this Lease by reason of Force Majeure. Tenant’s obligations to pay Rent and Landlord’s obligations to perform its responsibilities under this Lease are independent covenants. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible.

ARTICLE 26

LEGAL PROCEEDINGS; WAIVER OF COUNTERCLAIMS AND JURY TRIAL

Section 26.01 In the event Landlord commences any summary proceeding or action for nonpayment of rent, Tenant covenants and agrees that it will not interpose, by consolidation of actions or otherwise, any counterclaim or other claim seeking affirmative relief of whatsoever nature or description in any such proceeding, except for any compulsory counterclaims. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action or proceeding, and with respect to any claim asserted in any such action or proceeding, brought by either of the parties against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, any claim of injury or damage, or any emergency or other statutory remedy with respect thereto. Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity and Tenant agrees that in all disputes arising, directly or indirectly out of this Lease, Tenant shall be subject to service of process in, and the jurisdiction of the courts of, the Commonwealth of Massachusetts. The provisions of this Article shall survive the Termination Date or sooner termination of this Lease.

ARTICLE 27

NO OTHER WAIVER

Section 27.01 The failure of either party to insist in any instance upon the strict performance of any term of this Lease, or to exercise any right herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such obligation of this Lease or of the right to exercise any such right, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

Section 27.02 The following specific provisions of this Section shall not limit the generality of the provisions of this Article:

(a) No agreement to accept a surrender of all or any part of the Premises or this Lease shall be valid unless in writing and signed by Landlord. No delivery of keys shall operate as a termination of this Lease or a surrender of the Premises or this Lease.

(b) The receipt or acceptance by Landlord of Rent with knowledge of breach by Tenant (or the receipt or acceptance by Tenant of payments due from Landlord with knowledge of breach by Landlord) of any term of this Lease shall not be deemed a waiver of such breach.

(c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any accompanying letter be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other right of Landlord.

(d) Neither any option granted to Tenant in this Lease or in any collateral instrument to renew or extend the Term, nor the exercise of any such option by Tenant, shall prevent Landlord from exercising any option or right granted or reserved to Landlord in this Lease or in any collateral instrument or that Landlord may otherwise have, to terminate this Lease or any renewal or extended term on account of any default of Tenant hereunder or in the event of a fire or other casualty or Taking. Any termination of this Lease shall serve to terminate any such renewal or extension, whether or not Tenant shall have exercised any option to renew or extend the Term. Any such option or right on the part of Landlord to terminate this Lease shall continue during any extension or renewal of the Term. No option granted to Tenant to renew or extend the Term shall be deemed to give Tenant any further option to renew or extend the Term.

(e) No waiver by Landlord in favor of any other tenant or occupant of the Building shall constitute a waiver in favor of the Tenant named herein.

ARTICLE 28

HAZARDOUS MATERIALS

Section 28.01 Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any “Hazardous Material” (as defined below) upon or about the Real Property, nor permit Tenant’s employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Real Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices; provided that such substances shall be used and maintained only in such quantities as are reasonably necessary for such Permitted Use of the Premises, strictly in accordance with applicable law and the manufacturers’ instructions thereto, and any remaining such substances shall be completely, properly and lawfully removed from the Real Property upon expiration or earlier termination of this Lease.

Section 28.02 Tenant shall promptly notify Landlord of any of the following of which an authorized officer, employee or representative of Tenant has actual knowledge: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises caused by Tenant or the mitigation thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material released by Tenant, (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises by Tenant, and (iv) any matters where Tenant is required by law to give a notice to any governmental regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises which is not customary for office use, the use and approximate quantity of each such material, a copy of any material safety data sheet (“MSDS”) issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by law. The term “Hazardous Material” for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

Section 28.03 If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Real Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable laws clean up and remove the Hazardous Material from the Real Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant’s expense. Such clean up and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Article within five (5) business days after written notice by Landlord, or such shorter time as may be required by law or in order to minimize any hazard to persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant’s agent through contractors or other parties selected by Landlord, at Tenant’s expense (without limiting Landlord’s other remedies under this Lease or applicable law).

Section 28.04 Landlord represents and warrants to Tenant that as of the date hereof , to the best of Landlord’s knowledge, there are no reportable quantities of Hazardous Materials in the Premises, Building or Real Property, nor is Landlord aware of any investigation, order, complaint, notice of claim or other communication from any regulatory regarding the presence or release of any Hazardous Materials at the Premises, the Building or Real Property. Notwithstanding anything to the contrary contained herein, Tenant shall have no responsibility for and shall not assume or be deemed to have assumed any liability of Landlord on account of Hazardous Materials on, at in the Premises or Building or on, in or under the Land prior to the date of this Lease.

ARTICLE 29

QUIET ENJOYMENT

Section 29.01 If, and so long as, Tenant pays the rent and keeps, observes and performs each and every term of this Lease on the part of Tenant, to be kept, observed and performed, Tenant shall peaceably and quietly enjoy the Premises throughout the Term without hindrance by Landlord or any person lawfully claiming through or under Landlord or by paramount or adverse title, subject to the terms of this Lease and of each Superior Lease and Superior Mortgage and the Permitted Encumbrances. This covenant shall be construed as a covenant running with the Land and shall not be construed as a personal covenant or obligation of Landlord, except to the extent of Landlord’s interest in this Lease and then subject to the terms of Section 41.02.

ARTICLE 30

RULES AND REGULATIONS

Section 30.01 Tenant and its employees, agents, invitees and licensees shall faithfully observe and strictly comply with, and shall not permit violation of such rules and regulations determined by Landlord to govern the Real Property, and such changes therein and additions thereto as Landlord hereafter may make and give written notice to Tenant (“Rules and Regulations”). In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Except as otherwise provide in Section 45.05, Landlord shall have no duty or obligation to enforce any Rule or Regulation, or any term, covenant or condition of any lease, against any other tenant, and Landlord’s failure or refusal to enforce any Rule or Regulation, or any term, covenant or condition of any other lease against any other tenant shall be without liability of Landlord to Tenant. Landlord shall not discriminate against Tenant in the enforcement or applicability of the Rules and Regulations.

ARTICLE 31

BUILDING NAME

Section 31.01 The Building may be designated and known by any name or address Landlord may choose and such designated name or address may be changed from time to time in Landlord’s sole discretion. Tenant agrees not to refer to the Building by any name or address other than as designated by Landlord. The Building may be named after any person, firm or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building. In no event shall Tenant use, in connection with its business or otherwise, any photographic or other type of representation of the Building without Landlord’s reasonable consent. In the event the Building is named after any person, firm or otherwise, Tenant, in connection with its business or otherwise, shall not refer to the Building by such name but shall only use the street address of the Building.

ARTICLE 32

SHORING, GATING

Section 32.01 Subject to the Provisions of Section 24.06 above, if an excavation or other substructure work shall be undertaken or authorized upon the land adjacent to the Building or in the spaces beneath the Building or in subsurface space adjacent to said spaces. Tenant, without liability on the part of Landlord therefor, shall afford Landlord or the person causing such excavation or other substructure work, license to enter upon the Premises for the purpose of doing such work as Landlord or such person shall deem reasonably necessary to protect any of the walls or structures of the Building or surrounding land from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, Landlord shall endeavor to have such entry accomplished during reasonable hours in the presence of a representative of Tenant who shall be designated by Tenant promptly upon Landlord’s request.

Section 32.02 Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Real Property to the public at any time to the extent necessary to prevent a dedication thereof for public use, or for any security purposes.

ARTICLE 33

NOTICE OF ACCIDENTS

Section 33.01 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of any accident, emergency, occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises, the Building or the Building Equipment for the repair of which Landlord might be responsible or which constitutes Landlord’s property. Such notice shall be given in writing delivered to the address of Landlord then in effect for notices.

ARTICLE 34

ADJACENT AREAS

Section 34.01 Landlord makes no representation as to the location of the property line of the Building, and Tenant acknowledges that certain common areas of the Building are shared spaces with abutting building owners. Except for the loading dock, truck ramp and easement areas provided for in the Permitted Encumbrances (as to which Tenant’s rights of use hereunder shall be dependent upon Landlord’s continued rights of use), any and all areas outside of the Premises which Tenant may be permitted to use and/or occupy, are to be used and/or occupied under a license revocable by Landlord for an uncured Tenant breach of this Lease on 10 days’ notice to Tenant (after the expiration of all applicable grace, notice and cure periods under this Lease), and if any such license shall be revoked by Landlord provided reasonable access to the Premises is not affected thereby.

ARTICLE 35

BROKERAGE

Section 35.01 Each party represents to the other that in the negotiation of this Lease it dealt with no brokers representing Landlord or Tenant other than the Broker listed in the Basic Lease Terms provisions of this Lease, and that said Broker is the sole Broker involved with this Lease on behalf of Landlord or Tenant. Landlord agrees to pay said Broker a commission in accordance with a separate agreement between them. Tenant and Landlord each hereby indemnifies the other party against liability arising out of any inaccuracy or alleged inaccuracy of the above representation. Landlord shall have no liability for brokerage commissions arising out of an assignment or a sublease by Tenant and Tenant shall and does hereby indemnify Landlord and hold it harmless from any and all liability for brokerage commissions arising out of any such assignment or sublease or any claims for brokerage commissions by others purporting to represent Tenant in this lease transaction. The covenants, representations and agreements of Tenant set forth in this Section 35.01 shall survive the termination of this Lease.

ARTICLE 36

SIGNAGE

Section 36.01 Tenant shall have the right to install Building standard signage in the lobby and common areas where such signage is permitted to tenants of the Building, and interior identification signage on its entry doors and in the elevator lobby on each floor, provided that all of such signage shall be subject to Landlord’s reasonable approval as to location, size and design, such approval not to be unreasonably withheld, conditioned or delayed. All such signs shall be maintained in good repair by Tenant, and shall conform to applicable requirements of public authorities.

In the event Tenant leases a minimum of 82,233 rentable square feet of space in the Building, or alternatively, one full floor of the Building, then Tenant shall have the right to placement of non-illuminated signage at the exterior main entrance of the Building; subject to Landlord’s approval (not to be unreasonably withheld, delayed or conditioned) of size, materials and placement, and shall conform to applicable requirements of public authorities.

ARTICLE 37

CONSENTS

Section 37.01 Wherever it is specifically provided in this Lease that a party’s consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably delayed or conditioned. If either Landlord or Tenant considers that the other has unreasonably withheld or delayed a consent, it shall so notify the other party within 10 days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within 20 days after making its request for the consent.

ARTICLE 38

NOTICES

Section 38.01

A. Except as otherwise expressly provided in this Lease or pursuant to any Legal Requirement, any bills, statements, notices, demands, requests, consents or other communications (collectively, “Notices”) given or required to be given under or in connection with this Lease or pursuant to any Legal Requirement shall be effective only if in writing and,

(a) sent by registered or certified mail, return receipt requested, postage prepaid, to the party’s address as set forth in this Lease, or to such other address as such party may designate for such purpose by like notice, in which case delivery shall be deemed made in three business days after deposit with the US Postal Service as evidenced by stamped deposit receipt; or

(b) delivered by Federal Express or other nationally recognized overnight delivery service serving Boston, MA, to the party’s address as set forth in this Lease, or to such other address as such party may designate for such purpose by like notice, in which case delivery shall be deemed made the next business day after deposit with said delivery service as evidenced by tracking slip.

ARTICLE 39

CONSTRUCTION OF TERMS

Section 39.01 If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 39.02 The various terms which are defined in other Articles of this Lease or are defined in Exhibits annexed hereto shall have the meanings specified in such other Articles and such Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context clearly indicates the contrary.

Section 39.03 The Article headings in this Lease and the Table of Contents to this Lease are inserted only as a matter of convenience or reference, and are not to be given any substantive effect in construing this Lease.

ARTICLE 40

ESTOPPEL CERTIFICATES, NON-RECORDING OF LEASE

Section 40.01

A. At any time and from time to time upon not less than 15 days’ prior notice by Landlord or any Superior Lessor or Superior Mortgagee to Tenant, or notice by any lender to Tenant, or any prospective or actual subtenant or assignee of Tenant, the other party shall, without charge, execute, acknowledge and deliver (1) a statement in writing in the form annexed hereto as Exhibit J addressed to such party as Landlord, or the Superior Lessor or the Superior Mortgagee, Tenant, or such lender, subtenant or assignee, as the case may be, may designate (with such additions or changes as may be reasonably requested) or in form satisfactory to the requesting party, or the Superior Lessor or the Superior Mortgagee, or such lender, subtenant or assignee, as the case may be, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), (ii) whether the Term has commenced and Annual Base Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not, to the best knowledge of the signer of such certificate, Landlord or Tenant is in default in performance of any of the terms of this Lease and, if so, specifying each such default of which the signer may have knowledge, (iv) whether Tenant has accepted possession of the Premises (inclusive of the Expansion Space), (v) whether certifying the party has made any claim against the other party under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of the other to be performed, and, if so, specifying the same, (vii) either that the certifying party does not know of any default in the performance of any provision of this Lease or specifying any default of which the certifying party may have knowledge and stating what action the certifying party is taking or proposes to take with respect thereto, (viii) that, to the knowledge of the certifying party, there are no proceedings pending or threatened against the other party before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition or operations of the certifying party or, if any such proceedings are pending or threatened to the knowledge of the certifying party, specifying and describing the same and (ix) such further information with respect to the Lease or the Premises as the other party may reasonably request or any Superior Mortgagee or Superior Lessor, lender, subtenant, or assignee, may reasonably require; it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any mortgagee or prospective mortgagee thereof; by any lessor or prospective lessor thereof; by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgage thereof or by any lender, subtenant or assignee.

B. The failure of the other party to execute, acknowledge and deliver to Landlord a statement in accordance with the provisions of this Section within said 15 business day period shall constitute an acknowledgment by such party, which may be relied on by any person who would be entitled to rely upon any such statement, that such statement as submitted by the other party is true and correct.

Section 40.02 This Lease shall not be recorded in any public registry and any such recording by Tenant shall constitute a material default hereunder but, at the request of either party, Landlord and Tenant shall execute, acknowledge and deliver a notice of this Lease.

ARTICLE 41

PARTIES BOUND

Section 41.01 The terms of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 22 shall operate to vest any right in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 17.

Section 41.02 The term Landlord shall mean only the owner at that time in question of the present landlord’s interest in the Building and in the event of a sale or transfer of the Building (by operation of law or otherwise), or in the event of the making of a lease of all or substantially all of the Building, or in the event of a sale or transfer (by operation of law or otherwise) of the leasehold estate under any such lease, the grantor, transferor or lessor, as the case may be, shall be and hereby is (to the extent of the interest or portion of the Building or leasehold estate sold, transferred or leased) automatically and entirely released and discharged, from and after the date of such sale, transfer or leasing, of all liability for the performance of any of the terms of this Lease on the part of Landlord; provided that the purchaser, transferee or lessee (collectively, “Transferee”) shall be deemed to have assumed and agreed to perform, subject to the limitations of this Section and Section 23.04 (and without further agreement or documentation between the then parties hereto, or among such parties and the Transferee) all accrued liabilities of the transferor under this Lease and all of the terms of this Lease on the part of Landlord to be performed. No Manager or members of the entity serving as Landlord hereunder shall be personally liable to Tenant under any legal theory. Tenant shall look solely to Landlord’s estate and interest in the Building and, subject to the rights of any Superior Lessor and/or Superior Mortgagee, the uncollected rents, issues and profits and property insurance and Taking proceeds thereof for the satisfaction of any right of Tenant for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Landlord and no other property or assets of Landlord, Landlord’s agents, incorporators, shareholders, officers, directors, partners, members, principals (disclosed or undisclosed) or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant’s rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant’s use and occupancy of the premises or any other liability of Landlord to Tenant.

Section 41.03 The term Tenant shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant’s estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or subletting of the Premises or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt performance of Tenant’s obligations hereunder, even where assignment or subletting is approved hereunder or where Landlord has granted its consent.

Section 41.04 Nothing contained in this Lease shall be deemed to confer upon any tenant, or anyone claiming under or through any tenant, any right to insist upon, or to enforce against Landlord or Tenant, the performance of Tenant’s obligations hereunder.

Section 41.05 The submission by Landlord to Tenant of this Lease in draft form shall be deemed submission solely for Tenant’s consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option for the leasing of the Premises, and shall not confer any rights or impose any obligations upon either party. The submission by Landlord of this Lease for execution by Tenant and the actual execution and delivery thereof by Tenant to Landlord shall similarly have no binding force and effect on Landlord unless and until Landlord shall have executed this Lease and a counterpart thereof shall have been delivered to Tenant.

ARTICLE 42

MISCELLANEOUS

Section 42.01 This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, modified, abandoned or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (a) expressly refers to this Lease, and (b) is executed by the party against whom enforcement of the change, modification, abandonment, discharge or waiver is sought, and (c) is permissible under each Superior Mortgage and Superior Lease.

Section 42.02 Tenant expressly acknowledges that neither Landlord nor Landlord’s agents has made or is making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease.

Section 42.03 Any apportionment or prorations of Rent to be made under this Lease shall be computed on the basis of a 360 day year, with 12 months of 30 days each.

Section 42.04 The laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed wholly within the Commonwealth of Massachusetts shall govern and control the validity, interpretation, performance and enforcement of this Lease.

Section 42.05 All Exhibits to this Lease are hereby incorporated into this Lease.

ARTICLE 43

EXTENSION OPTION

Section 43.01 Tenant shall have the right to extend the Term of the Lease provided Tenant at the time of the exercise of such right is not then in material default of this Lease beyond the expiration of applicable notice, grace and cure periods specified herein, or has not so materially defaulted more than two times in any twelve month period during the Term (i.e. the Extension Option). Tenant shall have the right to extend the Term of this Lease for one (1) period of five (5) years (the “Extension Period”), by notice in writing delivered to Landlord not later than fifteen (15) months prior to the Termination Date (the “Tenant Extension Notice”), time being of the essence. Once given, the Tenant Extension Notice is irrevocable, notwithstanding the subsequent procedures necessary to determine market rent.

Section 43.02 Once Tenant has provided the Tenant Extension Notice then Annual Base Rent for the Extension Period shall be determined in the following manner. Annual Base Rent shall be set for the Extension Period (the “Extension Rent”) at the then projected Market Rent (as defined below) (including annual escalations thereon for each year of the extended period, based on increases in the Consumer Price Index or fixed increases, as the case may be, as determined by then prevailing market forces). “Market Rent” as used herein shall be that rent charged for comparable first class office space in the downtown Financial District of Boston, taking into account all relevant prevailing market concessions then being offered for new and renewal space in that market area, at like kind properties to tenants of comparable credit and for comparably sized space, including, without limitation, adjusting the base years for Operating Expenses and Real Estate Taxes for calculating Tenant’s percentage of increases in Real Estate Taxes and Operating Expenses to the tenth (10th) Lease Year, provided the Market Rent take such base year into account. Landlord and Tenant shall attempt to reach mutual agreement on Extension Rent. If however, after good faith attempts the Landlord and Tenant cannot agree on a figure for Extension Rent, then either party, upon written notice to the other, may request appraisal and arbitration of the issue as provided below.

Section 43.03 After the delivery of the Tenant Extension Notice and attempts to reach mutual agreement, and within fourteen (14) days of the delivery of written request for appraisal and arbitration made by either party to the other, each party shall submit to the other the name of one unrelated individual or entity with proven expertise in the leasing and valuation of commercial real estate in Boston to serve as that party’s appraiser. Each appraiser shall be paid by the party selecting him or it. The two appraisers shall each submit their final reports to the parties within thirty (30) days of their selection making their determination as to Market Rent and the resulting Extension Rent. The two appraisers shall meet within the next fourteen (14) days to reconcile their reports and collaboratively determine the Market Rent and the resulting Extension Rent. They shall each make their determination in writing including a statement, if such is the case, that they are at an impasse. Such a statement of impasse shall be submitted to the parties along with the Market Rent and resulting Extension Rent figures which each appraiser has selected and his reasons and substantiation therefor. The appraisers, in case of an impasse, shall also agree on one unrelated individual or entity with expertise in commercial real estate in Boston, who shall evaluate the reports of the two original appraisers and, within fourteen (14) days of submission of the issue to him, make his own determination as to a figure representing Market Rent and resulting Extension Rent. The determination of this individual or entity (i.e. arbitrator) absent, fraud, bias or undue prejudice, shall be binding upon the parties. Depending on the timing of the delivery of the Tenant Extension Notice, Landlord shall not be obligated to engage in the appraisal and arbitration process sooner than within twelve (12) months of the end of the Term, at Landlord’s election.

Section 43.04 Annual Base Rent (i.e. Extension Rent) during the Extension Period shall be payable in advance, in equal monthly installments on the first day of each calendar month. Additionally, Additional Rent (Operating Expenses) and Additional Rent (Real Estate Taxes) during the Extension Period shall be paid by Tenant as invoiced by the Landlord consistent with the procedures set forth in Sections 7.02 and 7.03 herein.

ARTICLE 44

TENANT’S RIGHTS OF FIRST OFFER TO LEASE ADDITIONAL BUILDING SPACE

Tenant shall have two separate rights of first offer to lease certain additional space in the Building, as set forth below.

Section 44.01 Tenant shall have a continuing right of first offer as to contiguous space on the sixth (6th) floor of the Building (in its entirety). Subject to the 6th Floor ROFO Prerequisites (as defined below), Tenant shall have a right of first offer, at each time space contiguous to the Premises becomes available on the sixth (6th) floor of the Building (the “6th Floor Expansion Space”), to lease such 6th Floor Expansion Space under the terms set forth herein (the “6th Floor ROFO”).

The 6th Floor ROFO is expressly contingent upon the following “6th Floor ROFO Prerequisites”, prior to Tenant’s right to its exercise of its 6th Floor ROFO:

(a) Tenant itself must be in actual occupancy of the entire Premises, conducting business thereon and there must be at least thirty six (36) months remaining under the Lease Term (or Extension Period, provided it is elected, as applicable) prior to Tenant’s exercise;

(b) Tenant shall not be in material default under this Lease beyond the expiration of any applicable notice, grace and cure periods at the time of Tenant’s exercise of the 6th Floor ROFO or have so materially defaulted more than two times in any twelve month period prior to such time;

(c) No other tenant in the Building that leased as part of the first lease-up either as part of its original lease or as of the time the 6th Floor Expansion Space becomes available (in each instance, as applicable), shall have any right of first offer or right of first refusal in its lease as to the 6th Floor Expansion Space or any part thereof; or if such right does exist then any such tenant holding such right shall have waived and/or not exercised the same;

(d) As part of the first lease-up of the Building, the 6th Floor Expansion Space is not the object any marketing efforts or lease proposals or negotiations in which Landlord is then engaged in conjunction with the leasing of other space in the Building which is vacant (or which is due to become vacant within the next twelve (12) month period);

The 6th Floor ROFO is not applicable until after the first lease-up of the 6th Floor Expansion Space occurring after the Execution Date.

Section 44.02 In addition to the 6th Floor ROFO Rights set forth in Section 44.01, Tenant also shall have a right of first offer as to available space on the 2nd, 3rd, 4th, and 5th floors of the Building if such space is on a floor that is then subdivided for multitenant occupancy (the “Lower Floor Expansion Space”). Any vacant space within the Building as of the Execution Date shall not be deemed to be Lower Floor Expansion Space (unless such space is first leased to a third party after the Execution Date of this Lease, and then becomes vacant subsequently. Additionally, space on the Lower Floor Expansion Space levels shall not be subject to the Lower Floor ROFO (as defined below) unless a portion of that level is leased to a third party tenant; in which case the remaining space on that level will be deemed to be eligible for and subject to the Lower Floor ROFO.

Subject to the Lower Floor ROFO Prerequisites (as defined below), Tenant shall have a right of first offer, at each time any Lower Floor Expansion Space becomes available in the Building, to lease such available Lower Floor Expansion Space under the terms set forth herein (the “Lower Floor ROFO”). The Lower Floor ROFO is expressly contingent upon the following “Lower Floor ROFO Prerequisites”, prior to Tenant’s right to its exercise of its Lower Floor ROFO:

(a) Tenant itself must be in actual occupancy of the entire Premises, conducting business thereon, and there must be at thirty six (36) months remaining under the Lease Term (or Extension Period, as applicable);

(b) Tenant shall not be in material default under the Lease beyond any applicable notice, grace and cure periods at the time of Tenant’s exercise of the Lower Floor ROFO or have materially defaulted more than two times in any twelve month period prior to such time;

(c) No other tenants in the Building either as part of their original lease or as of the time any portion of the Lower Floor Expansion Space becomes available (in each instance, as applicable), shall have any rights of first offer or rights of first refusal in their leases as to that portion of the Lower Floor Expansion Space becoming available; or if such rights do exists then any such tenants holding such rights shall have waived and/or not exercised the same.

(d) The 6th Floor Expansion Space is not the object any marketing efforts or lease proposals or negotiations in which Landlord is then engaged in conjunction with the leasing of other space in the Building which is vacant (or which is due to become vacant within the next twelve (12) month period);

(e) Tenant may not exercise this right during the last three (3) years of the Term (unless such Term is extended by Tenant as contemplated herein).

Section 44.03 At such times, and from time to time, as:

(i) the 6th Floor Expansion Space becomes available and the 6th Floor ROFO Prerequisites have been met; or

(ii) the Lower Floors Expansion Space becomes available, and the Lower Floor Expansion Prerequisites have been met;

Landlord will deliver a written notice to Tenant informing Tenant as to the availability of the applicable space; its lease to Tenant at ROFO Market Rent (as defined below); the commencement date for the lease of the Offered ROFO Space (as defined below); and stating the balance of the Term of the Tenant’s lease for which the Offered ROFO Space shall be leased by Tenant, (the “Landlord’s ROFO Notice”). The 6th Floor Expansion Space or the Lower Floor Expansion Space, as applicable, referenced in the Landlord’s ROFO Notice, is referred to in this Section 44.03 as the “Offered ROFO Space”). Tenant shall have thirty (30) days from the delivery of the Landlord’s ROFO Notice to elect to take the Offered ROFO Space, such election to be exercised by written notice delivered to Landlord (the “Tenant’s ROFO Election Notice”) within said thirty (30) day period, time being of the essence. If Tenant elects to accept the Offered ROFO Space, that election will be irrevocable as of the delivery of Tenant’s ROFO Election Notice, and the parties will proceed to establish ROFO Market Rent (as defined in Section 44.04 below).

Tenant shall be obligated to lease the Offered ROFO Space as of the commencement date stated in Landlord’s ROFO Notice, and said space shall be leased to the Tenant for the balance of the Term (subject to the Extension Period, which will also apply to the Offered ROFO Space, if and when said Extension Period election is exercised by Tenant) on the same terms and conditions of this Lease, excluding Sections 4.01 – 4.10B. and Sections

Should Tenant elect not to exercise its rights as to any Lower Floor Expansion Space offered to it, then Landlord shall not be required to re-offer such Lower Floor Expansion Space to Tenant at any time it becomes available in the future, and Tenant shall be deemed to have waived its Lower Floor ROFO rights with respects thereto.

Section 44.04 For the purposes of this Article 44, “ROFO Market Rent” as used herein shall be that rent charged for comparable first class office space in the downtown Financial District of Boston (a) taking into account all relevant prevailing market concessions then being offered for new and renewal space in that market area, at like kind properties to tenants of comparable credit and for comparably sized space; (b) the remaining balance of lease Term under which the Offered ROFO Space will be leased hereunder; and (c) the ROFO Market Rent determination shall adjust the base years with respect to the ROFO Space to the calendar or tax year just prior to the Tenant’s occupancy of the Offered ROFO Space for Base Operating Expenses and Base Real Estate Taxes for calculating Tenant’s Percentage of increases in Operating Expenses and Real Estate Taxes provided the ROFO Market Rent takes such base years into account. Landlord and Tenant shall attempt to reach mutual agreement on ROFO Market Rent. If however, after good faith attempts the Landlord and Tenant cannot agree on a figure for ROFO Market Rent, then either party, upon written notice to the other, may request appraisal and arbitration of the issue as provided below.

If the Tenant tenders its Tenant’s ROFO Election Notice within the initial twelve months of the Term of this Lease, then ROFO Market Rent for the Offered ROFO Space shall be deemed to be the same Annual Base Rent (on a per square foot basis) as is set for the corresponding Lease Years hereunder. with adjustment to take into account the reduced lease term under which such Offered ROFO Space will be leased hereunder.

After the delivery of the Tenant’s ROFO Election Notice and attempts to reach mutual agreement, and within fourteen (14) days of the delivery of written request for appraisal and arbitration made by either party to the other, each party shall submit to the other the name of one unrelated individual or entity with proven expertise in the leasing and valuation of commercial real estate in Boston to serve as that party’s appraiser. Each appraiser shall be paid by the party selecting him or it. The two appraisers shall each submit their final reports to the parties within thirty (30) days of their selection making their determination as to ROFO Market Rent (subject however, to the ROFO Rent Floor) The two appraisers shall meet within the next fourteen (14) days to reconcile their reports and collaboratively determine the ROFO Market Rent. They shall each make their determination in writing including a statement, if such is the case, that they are at an impasse. Such a statement of impasse shall be submitted to the parties along with the ROFO Market Rent figures which each appraiser has selected and his reasons and substantiation therefor. The appraisers, in case of an impasse, shall also agree on one unrelated individual or entity with expertise in commercial real estate in Boston, who shall evaluate the reports of the two original appraisers and, within fourteen (14) days of submission of the issue to him, make his own determination as to a figure representing ROFO Market Rent. The determination of this individual or entity (i.e. arbitrator) absent, fraud, bias or undue prejudice, shall be binding upon the parties.

Section 44.05 Annual Base Rent (i.e. ROFO Market Rent) shall be payable in advance, in equal monthly installments on the first day of each calendar month. Additionally, Additional Rent (Operating Expenses) and Additional Rent (Real Estate Taxes) during the Extension Period shall be paid by Tenant as invoiced by the Landlord consistent with the procedures set forth in Sections 7.02 and 7.03 herein and reflective of an increase in Tenant’s Percentage commensurate with the additional Offered ROFO Space being leased.

[Signatures on following page]

IN WITNESS WHEREOF Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD

ABBEY LAFAYETTE OPERATING LLC

By Abbey Lafayette Operating, Inc. its duly authorized Manager

By:	/s/ Marc Goldstein

TENANT

CARBONITE, INC.

By:	/s/ David Friend
Its duly authorized Chief Executive Officer / President

By:	/s/ Anthony Folger
Its duly authorized Chief Financial Officer / Treasurer